UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under § 240.14a-12

SNOWFLAKE INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Dear fellow
Stockholders,
Snowflake’s fiscal year ended January 31, 2026 marked a pivotal year in our evolution. What began as the promise of enterprise AI is now becoming operational reality and Snowflake is driving this transformation for many of the world’s leading organizations.
We are in the early innings of one of the most significant shifts in the history of computing. The pace of progress in AI is extraordinary, and Snowflake sits at the center of this change, helping organizations turn data into intelligence, and intelligence into action.
Over the past year, we delivered strong financial performance while continuing to expand the scope and impact of our platform. Full year product revenue reached $4.47 billion, up 29% year over year. We exited FY26 with $9.77 billion in remaining performance obligations, a clear signal of durable, long-term demand for Snowflake, as we become the cornerstone of our customers’ AI and data strategies.

$4.47 B Full year FY26 product revenue reached $4.47 billion, up 29% year over year.

Just as important as our financial performance is how our customers are using Snowflake. Originally built as a platform for data and analytics, it has evolved into the environment where organizations build, deploy, and operate AI-powered applications and workflows at scale.
THE AGENTIC ENTERPRISE
As AI adoption accelerates, a new challenge is emerging. Many systems lack shared context, consistent governance, and coordinated oversight, limiting their effectiveness at scale. Addressing this challenge defines the next phase of enterprise technology and the rise of the Agentic Enterprise.
A clear distinction is forming between systems that demonstrate intelligence and platforms that can operationalize it securely and reliably. Realizing the Agentic Enterprise will require a platform that combines trusted enterprise data, governed business context, secure execution, and broad model choice, and makes all of it easy to use.
That is exactly what Snowflake was built to do.
Snowflake is uniquely positioned to deliver a central control plane for enterprise AI, where data is unified, intelligence is created, and actions are executed. As AI agents become central to how work gets done, the need for a secure, governed, and deeply integrated data foundation is becoming even more critical. Snowflake already serves as the enterprise data layer for thousands of organizations worldwide, making us more relevant than ever in the era of AI.
Now, we are extending that foundation to power the next generation of AI-driven applications and workflows. Through partnerships with leading model providers, customers can bring state-of-the-art intelligence directly to their data, while integrations across enterprise applications ensure this value extends across critical systems with governance and control. This combination of platform-neutrality and trust is a key differentiator for Snowflake.
This past fiscal year, we introduced Snowflake Intelligence, bringing the power of AI directly to every user through a unified conversational interface. By combining leading models with enterprise guardrails, we are expanding who can interact with data and accelerating the outcomes they can achieve. At the same time, Cortex Code, our AI coding agent, is already being used by over 50% of our customers on a monthly basis. It’s enabling developers to build, test, and deploy AI-powered applications faster than ever while leveraging data across systems without added complexity. Together, these innovations unlock the power of all data for all users at the speed of AI. And the strong and growing adoption we’ve seen across our customer base for both capabilities reflects the urgency and scale of enterprise demand for AI built on a trusted data foundation.

Underpinning this progress is continued innovation across our platform. We are making it easier than ever to ingest data, prepare it for AI, and build both analytical and transactional applications within Snowflake.
With Snowflake Openflow, customers can seamlessly ingest structured and unstructured data from a variety of sources. With Snowflake Postgres, which leverages the technology from our acquisition of Crunchy Data, we introduced a fully managed operational database built directly into Snowflake, enabling developers to build and run transactional applications within the platform. Our acquisition of Observe extends our capabilities into AI-powered observability, enabling customers to monitor data and AI systems across their infrastructure, detect and resolve issues faster, and operate with greater visibility and efficiency.
Our ecosystem continues to strengthen through expanded partnerships across cloud infrastructure, AI models, and enterprise applications. We are deepening our collaboration with leading Cloud service providers including AWS and GCP, establishing strategic, multi-million dollar go-to-market and technology partnerships with frontier model developers such as Anthropic and OpenAI, and advancing our landmark partnership with SAP to unify business-critical application data with the Snowflake AI Data Cloud. These partnerships give customers access to leading models, technologies, and enterprise systems across the industry, while keeping their data secure, governed, and fully integrated within Snowflake.
Organizations around the world are already realizing the impact. Capital One is leveraging Snowflake to unify proprietary data and scale AI-driven analytics across the enterprise. Toyota Motor Europe is using Snowflake Intelligence to accelerate AI deployment and streamline operations. United Rentals is deploying AI agents across its business to improve decision-making at scale. And companies like BlackRock, Canva, and Siemens are modernizing their data foundations on Snowflake to support global, AI-driven innovation.
We are also applying these capabilities across Snowflake, improving how we build, operate, and serve our customers.
We are in the early stages of a generational shift in computing. Snowflake is uniquely positioned to lead, with a platform that is trusted, easy to use, and built to connect data, AI, and applications in a single environment.
Looking ahead, we remain focused on innovation, execution, and helping our customers achieve transformative outcomes with data and AI. The opportunity in front of us is significant, and we are excited about what lies ahead.
Sincerely,
Sridhar Ramaswamy
Chief Executive Officer, Snowflake

NOTICE OF ANNUAL
MEETING OF STOCKHOLDERS
To Be Held on June 29, 2026
Dear Stockholder:
We are pleased to invite you to attend the 2026 Annual Meeting of Stockholders (Annual Meeting) of Snowflake Inc., a Delaware corporation. The Annual Meeting will be held virtually, via live audio webcast at www.virtualshareholdermeeting.com/SNOW2026 on Monday, June 29, 2026 at 9:00 a.m., Pacific Time. The virtual format of the Annual Meeting allows us to preserve stockholder access while saving time and money for both us and our stockholders. You will be able to vote and submit questions during the Annual Meeting, and we encourage you to attend online and participate.
The Annual Meeting will be held for the following purposes, which are more fully described in the accompanying materials:

1
To elect the three nominees for Class III director named in the accompanying proxy statement (Proxy Statement), each to hold office until our Annual Meeting of Stockholders in 2029 and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal;

2	To approve, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement (commonly referred to as “Say-on-Pay”);
3	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2027;
4	To consider and vote on, if properly presented at the Annual Meeting, a non-binding stockholder proposal requesting majority vote for director elections; and
5	To conduct any other business properly brought before the Annual Meeting or any adjournment, continuation, or postponement thereof.
We have elected to provide internet access to the proxy materials for our Annual Meeting, which include the Proxy Statement, in lieu of mailing printed copies. Providing our Annual Meeting materials via the internet reduces the costs associated with our Annual Meeting and lowers our environmental impact, all without negatively affecting our stockholders’ ability to timely access our Annual Meeting materials.
On or about May 18, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 (2026 Annual Report). The Notice provides instructions on how to vote online and how to receive a paper copy of the proxy materials by mail and vote by completing and mailing a proxy card or by telephone. The Proxy Statement and our 2026 Annual Report can be accessed directly at the internet address www.proxyvote.com using the control number located on the Notice, on your proxy card, or in the instructions that accompanied your proxy materials.

Our Board of Directors has fixed the close of business on May 5, 2026 as the record date for the Annual Meeting. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and virtually attend and vote at (or appoint their proxy holders to attend and vote at), the Annual Meeting or any adjournment, continuation, or postponement thereof. Such stockholders and their proxy holders may attend the Annual Meeting by going to www.virtualshareholdermeeting.com/SNOW2026 and logging on using the 16-digit control number located on the Notice, proxy card, or in the instructions accompanying the proxy materials.
By Order of the Board of Directors
Sridhar Ramaswamy
Chief Executive Officer

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, please ensure that your shares are voted at the Annual Meeting by signing and returning a proxy card or voting instruction form, or by using our internet or telephonic voting system. Even if you have voted by proxy, you may still virtually attend the Annual Meeting and vote online.

OUR ADDRESS 135 Constitution Drive, Menlo Park, California 94025
VIRTUAL MEETING
If you held shares of our common stock at the close of business on May 5, 2026, you are invited to virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/SNOW2026 and vote on the proposals described in the accompanying Proxy Statement.

TABLE OF

PROXY
STATEMENT
For the 2026 Annual Meeting of Stockholders
GENERAL INFORMATION
Our Board of Directors is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders of Snowflake Inc. (Annual Meeting) for the purposes set forth in this proxy statement for our Annual Meeting (Proxy Statement). The Annual Meeting will be held virtually via live audio webcast on the internet on June 29, 2026 at 9:00 a.m., Pacific Time, or at any other time following the adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 (2026 Annual Report) is first being mailed on or about May 18, 2026 to all stockholders entitled to vote at the Annual Meeting. If you held shares of our common stock at the close of business on May 5, 2026, you are invited to virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/SNOW2026 and vote on the proposals described in this Proxy Statement.
In this Proxy Statement, we refer to Snowflake Inc. as “Snowflake,” the “Company,” “we,” “us,” or “our” and the Board of Directors of Snowflake as “our Board of Directors” or “our Board.” Our fiscal year ends on January 31. For example, “Fiscal Year 2026” refers to the fiscal year ended January 31, 2026.
The 2026 Annual Report is being made available to our stockholders along with this Proxy Statement. You also may obtain a paper copy of the 2026 Annual Report without charge by following the instructions in the Notice.

DATE & TIME June 29, 2026 9:00 a.m. Pacific Time
VIRTUAL MEETING
If you held shares of our common stock at the close of business on May 5, 2026, you are invited to virtually attend the Meeting at www.virtualshareholdermeeting.com/SNOW2026 and vote on the proposals described in this Proxy Statement.

Snowflake Inc. 2026 Proxy Statement	1

PROXY STATEMENT	TABLE OF CONTENTS
ANNUAL MEETING AGENDA

PROPOSAL		BOARD RECOMMENDATION	PAGE REFERENCE

1
Election of Teresa Briggs, Mark D. McLaughlin, and Sridhar Ramaswamy as Class III directors, each to hold office until our Annual Meeting of Stockholders in 2029 and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal.
		FOR each nominee	Page 22

2	Approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement (commonly referred to as “Say-on-Pay”).	FOR	Page 23

3	Ratification of the appointment of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending January 31, 2027.	FOR	Page 25

4	If properly presented at the Annual Meeting, a non-binding stockholder proposal requesting majority vote for director elections.	AGAINST	Page 28

ADDITIONAL INFORMATION
Please refer to the section titled Additional Information about the Annual Meeting below for additional meeting information, including how to vote in advance and how to attend and vote at the Annual Meeting. You should read this entire Proxy Statement carefully before you vote on these important matters.

2	Snowflake Inc. 2026 Proxy Statement

THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE
The following table presents, for the Class III nominees for election at the Annual Meeting and our other directors who will continue in office after the Annual Meeting, their independence, position or office held with us, and committee memberships, as well as their age as of the date of this Proxy Statement:

			Committee Memberships

Name and Occupation	Age	Independent	Audit	Compensation	Nominating and Governance	Cybersecurity

Class I directors(1)

Benoit Dageville Founder & Chief Architect of Snowflake	59

Mark S. Garrett Former EVP and Chief Financial Officer of Adobe	68		Chair		Member	Member

William F. Scannell President & Chief Customer Officer of Dell Technologies	64			Member

Jayshree V. Ullal Chairperson, President and Chief Executive Officer of Arista Networks	65			Chair

Class II directors(1)

Kelly A. Kramer Former EVP and Chief Financial Officer of Cisco	58		Member		Member

Frank Slootman Chairman of the Board and Former Chief Executive Officer of Snowflake	67

Michael L. Speiser* Managing Director of Sutter Hill Ventures	55				Chair

Class III director nominees(1)

Teresa Briggs Former Vice Chair & West Region and San Francisco Managing Partner of Deloitte	65		Member

Mark D. McLaughlin Former Chairman and Chief Executive Officer of Palo Alto Networks	60			Member		Chair

Sridhar Ramaswamy Chief Executive Officer of Snowflake	59

*Lead Independent Director.
(1)Class III director nominees are up for election at the Annual Meeting and will continue in office until the 2029 Annual Meeting of Stockholders if elected. Class I directors will continue in office until the 2027 Annual Meeting of Stockholders. Class II directors will continue in office until the 2028 Annual Meeting of Stockholders.

Snowflake Inc. 2026 Proxy Statement	3

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	TABLE OF CONTENTS
Set forth below is biographical information for each of the Class III director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes, or skills that led our Board of Directors to recommend them for Board service.
NOMINEES FOR ELECTION AT THE ANNUAL MEETING

TERESA BRIGGS We believe Ms. Briggs is qualified to serve on our Board because of her financial expertise and management experience.

Ms. Briggs has served as a member of our Board of Directors since December 2019. Ms. Briggs served as Vice Chair & West Region and San Francisco Managing Partner of Deloitte LLP, a global professional services firm, from June 2011 to April 2019, and as Managing Partner, Silicon Valley from June 2006 to June 2011. Ms. Briggs also served on the board of directors of Deloitte USA LLP from January 2016 to March 2019. Ms. Briggs currently serves on the board of directors and the audit committee of ServiceNow, Inc. (ServiceNow), DocuSign, Inc., and Warby Parker, Inc., respectively. Ms. Briggs previously served on the board of directors of VG Acquisition Corp. Ms. Briggs also served as an adjunct member of Deloitte’s Center for Board Effectiveness. In 2019, she was a Distinguished Careers Fellow at Stanford University. Ms. Briggs holds a B.S. degree in Accounting from the University of Arizona, Eller College of Management.

MARK D. MCLAUGHLIN We believe Mr. McLaughlin is qualified to serve on our Board because of his leadership experience and knowledge of the technology and cybersecurity industry.

Mr. McLaughlin has served as a member of our Board of Directors since April 2023. From 2011 until 2018, Mr. McLaughlin served as Chief Executive Officer and Chairman of the Board of Palo Alto Networks, Inc. (Palo Alto Networks), a global cybersecurity company, and as Vice Chairman of the Board until December 2022. From 2009 through 2011, Mr. McLaughlin served as President and Chief Executive Officer of VeriSign, Inc. (VeriSign), a provider of internet infrastructure services. Prior to that, Mr. McLaughlin served in several roles at VeriSign, including as Executive Vice President, Products and Marketing. President Barack Obama appointed Mr. McLaughlin to serve on the President's National Security Telecommunications Advisory Committee in January 2011, and he served on this Committee until April 2023. Mr. McLaughlin currently serves as Chairman of the board of directors of Qualcomm, Inc. and as a director of Rubrik, Inc. Mr. McLaughlin holds a B.S. degree from the U.S. Military Academy at West Point and a J.D. degree from Seattle University School of Law.

4	Snowflake Inc. 2026 Proxy Statement

TABLE OF CONTENTS	THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

SRIDHAR RAMASWAMY We believe Mr. Ramaswamy is qualified to serve on our Board because of his management experience, prior board experience, and knowledge of artificial intelligence.

Mr. Ramaswamy has served as our Chief Executive Officer and as a member of our Board of Directors since February 2024 and previously served in various roles at Snowflake, including as our Senior Vice President, Artificial Intelligence, from June 2023 to February 2024. From October 2018 to February 2024, Mr. Ramaswamy served as a Venture Partner at Greylock Partners, a venture capital firm. From January 2019 to May 2023, Mr. Ramaswamy served as Chief Executive Officer of Neeva Inc., a private technology company, which we acquired in 2023. From August 2017 to December 2019, Mr. Ramaswamy served as a member of the board of directors of Palo Alto Networks, a global cybersecurity company. From March 2013 to October 2018, Mr. Ramaswamy served as Senior Vice President, Ads & Commerce at Google, Inc. (Google), a multinational technology company. From April 2003 to March 2013, Mr. Ramaswamy served in various roles in Google’s engineering group, including as Senior Vice President Engineering. Mr. Ramaswamy holds a B.S. degree in Computer Science from the Indian Institute of Technology Madras and M.S. and Ph.D. degrees in Computer Science from Brown University.

Snowflake Inc. 2026 Proxy Statement	5

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	TABLE OF CONTENTS
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2027 ANNUAL MEETING OF STOCKHOLDERS

BENOIT DAGEVILLE
We believe Mr. Dageville is qualified to serve on our Board because of his experience and perspective as one of our co-founders as well as his extensive experience driving product innovation.

Mr. Dageville is one of our co-founders and has served as a member of our Board of Directors since August 2012. Mr. Dageville currently serves as our Founder and Chief Architect, and previously served as our President of Products from May 2019 to October 2025 and as our Chief Technology Officer from August 2012 to May 2019. Before our founding, Mr. Dageville served in various engineering roles at Oracle Corporation, a software and technology company, including as Architect in the Manageability Group from January 2002 to July 2012. Mr. Dageville holds B.S., M.S., and Ph.D. degrees in Computer Science from Jussieu University.

MARK S. GARRETT We believe Mr. Garrett is qualified to serve on our Board because of his financial expertise and management experience.

Mr. Garrett has served as a member of our Board of Directors since April 2018. Mr. Garrett served as Executive Vice President and Chief Financial Officer of Adobe Systems Incorporated (Adobe), a global software company, from February 2007 to April 2018. From June 2004 to February 2007, Mr. Garrett served as Senior Vice President and Chief Financial Officer of the Software Group of EMC Corporation (EMC), a computer data storage company. Mr. Garrett currently serves on the board of directors of GoDaddy Inc. and Cisco Systems, Inc. (Cisco). He previously served on the board of directors of Informatica Corporation, from October 2008 to August 2015, Model N, Inc., from January 2008 to May 2016, Pure Storage, Inc. (Pure Storage) from July 2015 to December 2021, and NightDragon Acquisition Corp from February 2021 to December 2022. Mr. Garrett holds a B.S. degree in Accounting and Marketing from Boston University and an M.B.A. degree from Marist College.

6	Snowflake Inc. 2026 Proxy Statement

TABLE OF CONTENTS	THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

WILLIAM F. SCANNELL We believe Mr. Scannell is qualified to serve on our Board because of his extensive go-to-market and operational experience as a senior sales executive in the technology industry.

Mr. Scannell has served as a member of our Board of Directors since May 2025. Since January 2026, Mr. Scannell has served as President & Chief Customer Officer of Dell Technologies, Inc. (Dell), a worldwide technology company, and previously served as Dell’s President, Global Sales and Customer Operations from February 2020 to January 2026. Mr. Scannell also previously served as Dell's President, Global Enterprise Sales and Customer Operations from September 2017 to January 2020. Prior to joining Dell, Mr. Scannell served as President, Global Sales and Customer Operations at EMC Corporation until EMC was acquired by Dell in September 2016. Mr. Scannell currently serves on the board of directors of IonQ, Inc. after previously having served from February 2024 to October 2025. Mr. Scannell holds a B.S. degree in Business Management from Northeastern University.

JAYSHREE V. ULLAL We believe Ms. Ullal is qualified to serve on our Board because of her extensive experience as a senior executive and chief executive officer in the cloud computing industry.

Ms. Ullal has served as a member of our Board of Directors since June 2020. Since October 2008, Ms. Ullal has served as President, Chief Executive Officer, and director, and since December 2023, as Chairperson, of Arista Networks, Inc., a cloud networking company. From September 1993 to May 2008, Ms. Ullal served in various positions at Cisco, a worldwide technology company, with her last position as senior vice president of the data center, switching and services group. Ms. Ullal holds a B.S. degree in Engineering (Electrical) from San Francisco State University and an M.S. degree in Engineering Management from Santa Clara University. She is a 2013 recipient of the Santa Clara University School of Engineering Distinguished Engineering Alumni Award.

Snowflake Inc. 2026 Proxy Statement	7

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	TABLE OF CONTENTS
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2028 ANNUAL MEETING OF STOCKHOLDERS

KELLY A. KRAMER We believe Ms. Kramer is qualified to serve on our Board because of her financial expertise and management experience.

Ms. Kramer has served as a member of our Board of Directors since January 2020. From January 2015 to December 2020, Ms. Kramer served as Executive Vice President and Chief Financial Officer of Cisco, a worldwide technology company. From January 2012 to January 2015, Ms. Kramer served in various finance roles at Cisco, including Senior Vice President, Corporate Finance and Senior Vice President, Business Technology and Operations Finance. Prior to Cisco, she served in various finance roles at GE Healthcare Systems, GE Healthcare Diagnostic Imaging, and GE Healthcare Biosciences. Ms. Kramer currently serves on the board of directors and audit committee of Gilead Sciences, Inc., Coinbase Global, Inc., and Figma, Inc., respectively. Ms. Kramer holds a B.S. degree in Mathematics from Purdue University.

FRANK SLOOTMAN
We believe Mr. Slootman is qualified to serve on our Board because of his management experience and business expertise, including his prior executive-level leadership and experience scaling companies, as well as his present and past board service at a number of other publicly traded companies.

Mr. Slootman has served as a member of our Board of Directors since April 2019 and as Chairman of our Board since December 2019. Mr. Slootman also served as our Chief Executive Officer from April 2019 to February 2024. Before joining us, Mr. Slootman served as Chairman of the board of directors of ServiceNow, an enterprise IT cloud company, from October 2016 to June 2018. From May 2011 to April 2017, Mr. Slootman served as President and Chief Executive Officer and as a member of the board of directors of ServiceNow. From January 2011 to April 2011, Mr. Slootman served as a Partner of Greylock Partners, a venture capital firm. From July 2009 to January 2011, Mr. Slootman served as President of the Backup Recovery Systems Division at EMC, a computer data storage company, and as an advisor from January 2011 to February 2012. From July 2003 until its acquisition by EMC in July 2009, Mr. Slootman served as President and Chief Executive Officer of Data Domain Corporation, an electronic storage solution company. Mr. Slootman previously served as a member of the board of directors of Pure Storage from May 2014 to February 2020, Imperva, Inc., from August 2011 to March 2016, and Maplebear Inc. (d/b/a Instacart) from January 2021 to May 2025. Mr. Slootman holds undergraduate and graduate degrees in Economics from the Netherlands School of Economics, Erasmus University Rotterdam.

8	Snowflake Inc. 2026 Proxy Statement

TABLE OF CONTENTS	THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

MICHAEL L. SPEISER We believe Mr. Speiser is qualified to serve on our Board because of his leadership and operational experience in the technology industry and knowledge of high-growth companies.

Mr. Speiser has served as a member of our Board of Directors since our inception in July 2012, and as our Lead Independent Director since December 2019. Mr. Speiser also served as our part-time Chief Executive Officer and Chief Financial Officer from August 2012 to June 2014. Since 2008, Mr. Speiser has served as a Managing Director at Sutter Hill Ventures (Sutter Hill), a venture capital firm. Mr. Speiser currently serves on the board of directors of Workday, Inc. Mr. Speiser previously served on the board of directors of Pure Storage ending in 2019, and currently serves on the boards of several private companies. Mr. Speiser holds a B.A. degree in Political Science from the University of Arizona and an M.B.A. from Harvard Business School.

INDEPENDENCE OF OUR BOARD OF DIRECTORS
Our common stock is listed on the New York Stock Exchange (NYSE). Under the listing standards of the NYSE, independent directors must comprise a majority of a listed company’s board of directors. In addition, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees must be independent. A director will only qualify as an “independent director” if the listed company’s board of directors affirmatively determines that the director does not have a material relationship with the company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the company).
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act), and the listing standards of the NYSE. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of the NYSE.
Our Board of Directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has affirmatively determined that each of our directors, other than Mr. Dageville, Mr. Ramaswamy, and Mr. Slootman, is “independent” as that term is defined under the listing standards of the NYSE and the applicable rules and regulations of the Securities and Exchange Commission (SEC).
In making these affirmative determinations, our Board considered the current and prior relationships that each non-employee director has with our Company, and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section titled “Transactions with Related Persons.” In cases where we have business transactions with an entity and a director determined to be independent serves on the board of directors of that entity and/or holds equity interests in such entity, our Board has assessed such transactions and determined that they do not impact the independence of such director because the director does not have a material interest in those transactions that would interfere with the exercise of independent judgment in carrying out his or her responsibilities of a director and they were conducted at arm’s length. Our Board will continue to consider the specific facts and circumstances around any such ongoing or future transactions in determining director independence. With respect to Mr. Speiser’s independence, our Board also considered his previous relationship with Snowflake from August 2012 to June 2014. During this period, Mr. Speiser served as our part-time Chief Executive Officer and Chief Financial Officer, while our founders focused on developing our original technology. Our Board has determined that such service does not impact Mr. Speiser’s independence because (i) Mr. Speiser has not served in these capacities for over 10 years, (ii) during this time, Mr. Speiser continued to be employed by Sutter Hill and his part-time role as an officer was in furtherance of Sutter Hill’s investment, (iii) it was an interim position until Snowflake hired a full-time, non-founder chief executive officer, and (iv) our Board does not believe that Mr. Speiser has any relationship with Snowflake, whether due to his prior service as an officer or otherwise, that interferes with his exercise of independent judgment.

Snowflake Inc. 2026 Proxy Statement	9

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	TABLE OF CONTENTS
BOARD LEADERSHIP
Our Nominating and Governance Committee periodically considers the leadership structure of our Board of Directors and makes such recommendations to our Board as it deems appropriate. Under our Corporate Governance Guidelines, our Board does not have a policy regarding whether the role of the Chairperson of the Board and the Chief Executive Officer (CEO) should be separate or combined, and the Board believes that Snowflake should maintain flexibility to select a Chairperson and determine the appropriate leadership structure based on criteria that are in the best interests of Snowflake and its stockholders at such time. Our Board periodically reviews its leadership structure to evaluate whether the structure remains appropriate for us. Our Corporate Governance Guidelines also provide that, in the event that the Chairperson of the Board is not independent, the independent members of our Board will designate a “Lead Independent Director.”
Currently, our Board of Directors believes that it is in the best interests of our Company and our stockholders to separate the roles of Chairperson of our Board and CEO, and to have our former CEO, Mr. Slootman, continue to serve as Chairman given his knowledge of our Company and industry and his strategic vision. Because Mr. Slootman previously served as both our CEO and Chairman, and in accordance with our Corporate Governance Guidelines, the independent members of our Board believe it is desirable for Mr. Speiser to continue to serve as Lead Independent Director. As Lead Independent Director, Mr. Speiser provides leadership to our Board if circumstances arise in which the role of Chairman of our Board may be, or may be perceived to be, in conflict, and performs such additional duties as our Board may otherwise determine and delegate, including, among other things, (i) presiding over meetings of our Board at which the performance or compensation of the Board members or the CEO is discussed, (ii) convening meetings of the independent members of our Board, as appropriate, (iii) acting as principal liaison between the independent members of our Board and our CEO, and (iv) being available for consultation and direct communication with stockholders as deemed appropriate. Our Board believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our Board, and sound corporate governance policies and practices. Our Board believes that its program for overseeing risks, as described below, would be effective under a variety of leadership frameworks.
ROLE OF THE BOARD IN RISK OVERSIGHT
Our Board of Directors oversees our risk management processes, which are designed to support the achievement of organizational objectives, improve long-term organizational performance, and enhance stockholder value while mitigating and managing identified risks. A fundamental part of our approach to risk management is not only understanding the most significant risks we face as a company and the necessary steps to manage those risks, but also deciding what level of risk is appropriate for our Company. Our Board plays an integral role in guiding management’s risk tolerance and determining an appropriate level of risk.
While the full Board has overall responsibility for evaluating key business risks, its committees monitor and report to our Board on certain risks:
•Our Audit Committee oversees our enterprise risk management program and monitors our major financial and reporting risks and the steps our management has taken to identify and control these exposures, including by reviewing and setting guidelines, internal controls, and policies that govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements, and directly supervises our internal audit function.
•Our Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking.
•Our Nominating and Governance Committee oversees risks associated with director independence and the composition and organization of our Board, monitors the effectiveness of our Corporate Governance Guidelines, plans for leadership succession, and provides general oversight of our other corporate governance policies and practices.
•Our Cybersecurity Committee oversees our cybersecurity risks, including risks related to the use of artificial intelligence (AI) in connection with our products and services and information technology and network systems, the implementation and maintenance of our cybersecurity program, data governance, compliance with applicable information security laws, and our disclosure controls relating to cybersecurity.

10	Snowflake Inc. 2026 Proxy Statement

TABLE OF CONTENTS	THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
In connection with its reviews of the operations of our business, the full Board addresses holistically the primary risks associated with our business, as well as the key risk areas monitored by its committees. Our Board is actively involved in monitoring new threats and risks as they emerge, including risks related to our effective development, deployment, and use of AI and the impact of AI on our business.
At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to the most significant risks that could affect our business, such as legal risks, competition risks, cybersecurity, AI, and privacy risks, and financial, tax, and audit-related risks. In addition, among other matters, management provides our Audit Committee periodic reports on our compliance programs and investment policy and practices.
BOARD MEETINGS AND COMMITTEES
Our Board of Directors is responsible for the oversight of management and our corporate strategy and for establishing corporate policies. Our Board meets periodically during the year to review significant developments affecting us and to act on matters requiring its approval. Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and a Cybersecurity Committee, each of which operates under a written charter that is available to stockholders on our website at www.investors.snowflake.com.
During our last fiscal year:
•Our Board met four times, our Audit Committee met five times, and our Compensation Committee, Nominating and Governance Committee, and Cybersecurity Committee each met four times.
•Our independent directors met four times in regularly scheduled executive sessions at which only independent directors were present and our non-employee directors met four times in regularly scheduled executive sessions at which only non-employee directors were present. Mr. Speiser, our Lead Independent Director, presided over these executive sessions.
•Each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of the Board on which he or she served during the periods that he or she served.
We encourage our directors and nominees for director to attend our Annual Meeting. Eight of our eleven then-current directors attended our 2025 Annual Meeting of Stockholders (2025 Annual Meeting).
The composition and responsibilities of each of the standing committees of our Board are described below. Members serve on these committees until their resignation or removal from such positions or the expiration of their term as a director, or until otherwise determined by our Board. The Board may establish other committees as it deems necessary or appropriate from time to time.

Snowflake Inc. 2026 Proxy Statement	11

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	TABLE OF CONTENTS
Audit Committee

CURRENT MEMBERS: MARK S. GARRETT (CHAIR), TERESA BRIGGS, AND KELLY A. KRAMER

RESPONSIBILITIES
The principal duties and responsibilities of our Audit Committee include, among other things:
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;
•helping to maintain and foster an open avenue of communication between management and the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accounting firm, our interim and year-end operating results;
•developing and overseeing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•helping to oversee legal and regulatory compliance;
•reviewing our policies on risk assessment and risk management;
•overseeing the organization and performance of our internal audit function;
•reviewing treasury operations and establishing our investment policy to govern our cash investment program;
•reviewing and approving related party transactions and administering our Related Party Transactions Policy;
•reviewing and discussing with management environmental and sustainability matters that are reasonably expected to have a significant long- and short-term impact on our performance, business activities, or reputation;
•obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes its internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
•approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.

QUALIFICATIONS
Our Board of Directors has determined that each of our Audit Committee members satisfies the additional independence requirements under the NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements, and our Board has determined that each of Mr. Garrett, Ms. Briggs, and Ms. Kramer is an “audit committee financial expert” within the meaning of SEC regulations.

12	Snowflake Inc. 2026 Proxy Statement

TABLE OF CONTENTS	THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our Board has determined that the simultaneous service by each of Ms. Briggs and Ms. Kramer on the audit committee of more than three public companies does not impair their ability to effectively serve on our Audit Committee. In arriving at this determination, our Board examined each of Ms. Briggs’ and Ms. Kramer's scope of experience, the time commitment associated with service on other audit committees as well as other professional commitments, and other relevant factors.
Compensation Committee

CURRENT MEMBERS: JAYSHREE V. ULLAL (CHAIR), MARK D. MCLAUGHLIN, AND WILLIAM F. SCANNELL

RESPONSIBILITIES
The principal duties and responsibilities of our Compensation Committee include, among other things:
•approving the retention of compensation consultants and outside service providers and advisors to the Compensation Committee;
•reviewing and approving the compensation, individual and corporate performance goals and objectives, and other terms of employment of our executive officers, including evaluating the performance of our CEO and, with the CEO’s assistance, that of our other executive officers;
•reviewing and recommending to our Board the compensation of our directors;
•administering our equity and non-equity incentive plans;
•reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives;
•preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC;
•reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans; and
•reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

QUALIFICATIONS
Our Board of Directors has determined that each of our Compensation Committee members satisfies the additional independence requirements under the NYSE listing standards and is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.

Snowflake Inc. 2026 Proxy Statement	13

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	TABLE OF CONTENTS
PROCESSES AND PROCEDURES FOR COMPENSATION DECISIONS
Our Compensation Committee is primarily responsible for establishing and reviewing our overall compensation strategy. In addition, our Compensation Committee oversees our compensation and benefit plans and policies, administers our equity incentive plans, and reviews and approves all compensation decisions relating to our executive officers, including our CEO. Our Compensation Committee considers recommendations from our CEO regarding the compensation of our other executive officers.
Our Board of Directors has adopted an Equity Award Policy, pursuant to which it delegated authority to our CEO, in his capacity as a member of our Board, to grant and modify, without any further action required by our Board or our Compensation Committee, certain stock options, restricted stock units, and other equity incentive awards to our employees and other service providers who are neither executive officers nor certain other members of management. As part of its oversight function, our Compensation Committee reviews on a quarterly basis the grants awarded under the Equity Award Policy. The delegation of authority under the Equity Award Policy is not exclusive, and both our Board and our Compensation Committee retain the right to grant and modify equity awards.
Under its charter, our Compensation Committee has the right to retain or obtain the advice of compensation consultants, independent legal counsel, and other advisers. For the fiscal year ended January 31, 2026 and for prior fiscal years, our Compensation Committee retained Compensia, Inc. (Compensia), a compensation consulting firm with compensation expertise relating to technology companies, to provide it with market information, analysis, and other advice relating to executive compensation on an ongoing basis. Compensia was engaged directly by our Compensation Committee to, among other things, assist in developing an appropriate group of peer companies and prepare comparative analyses of executive compensation levels to help us determine the appropriate level of overall compensation for our executive officers and non-employee directors, as well as to assess each separate element of executive officer and non-employee director compensation, with a goal of ensuring that the compensation we offer to our executive officers and non-employee directors is competitive, fair, and appropriately structured. Compensia does not provide any non-compensation related services to us, and maintains a policy that is designed to prevent conflicts of interest.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
For the fiscal year ended January 31, 2026, Mr. McLaughlin, Mr. Scannell, Mr. Speiser, and Ms. Ullal served on our Compensation Committee. On December 2, 2025, Mr. Speiser stepped down from the Compensation Committee and Mr. Scannell was appointed to the committee. None of the current members of our Compensation Committee are currently, or have been at any time, one of our officers or employees. Mr. Speiser served as our part-time CEO and Chief Financial Officer from August 2012 to June 2014. None of our executive officers currently serve, or have served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. None of the current members of our Compensation Committee had any relationship requiring disclosure in this Proxy Statement under Item 404 of Regulation S-K. Mr. Speiser, through his affiliated entities, and Sutter Hill, with respect to which Mr. Speiser shares voting control, received merger consideration in connection with our acquisition of Observe, Inc. (Observe) on February 2, 2026, as described in more detail in the section titled “Transactions with Related Persons.”

14	Snowflake Inc. 2026 Proxy Statement

TABLE OF CONTENTS	THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Nominating and Governance Committee

CURRENT MEMBERS: MICHAEL L. SPEISER (CHAIR), MARK S. GARRETT, AND KELLY A. KRAMER

RESPONSIBILITIES
The Nominating and Governance Committee’s responsibilities include, among other things:
•identifying, evaluating, and recommending that our Board approve, nominees for election to our Boards and its committees;
•reviewing and evaluating succession plans for our executive officers and making recommendations to our Board with respect to the selection of appropriate individuals to succeed these positions;
•approving the retention of director search firms;
•evaluating the performance of our Board, its committees, and individual directors;
•considering and making recommendations to our Board regarding the composition of our Board and its committees;
•evaluating stockholder engagement activities and strategy;
•reviewing the adequacy and appropriateness of our amended and restated certificate of incorporation (Certificate of Incorporation) and amended and restated bylaws (Bylaws) and making recommendations to our Board with respect to any proposed amendments; and
•evaluating the adequacy of our corporate governance practices and reporting.

QUALIFICATIONS Our Board of Directors has determined that each of our Nominating and Governance Committee members is independent under the NYSE listing standards.

NOMINATION TO THE BOARD OF DIRECTORS
Candidates for nomination to our Board of Directors are selected by our Board based on the recommendation of our Nominating and Governance Committee in accordance with the Nominating and Governance Committee’s charter, our Certificate of Incorporation and Bylaws, our Corporate Governance Guidelines and other policies, and the requirements of applicable law. In recommending candidates for nomination, our Nominating and Governance Committee considers candidates recommended by directors, officers, and employees, as well as candidates that are properly submitted by stockholders in accordance with our policies and Bylaws, using the same criteria to evaluate all such candidates.
A stockholder that wishes to recommend a candidate for consideration by our Nominating and Governance Committee may send a letter directed to our Secretary at 135 Constitution Drive, Menlo Park, California 94025, which must set forth the candidate’s name, business and residence address, biographical information, and the number of Snowflake shares held of record and beneficially by the candidate. A stockholder that wishes to formally nominate a candidate for election to our Board of Directors must comply with our Bylaw provisions relating to director nominations.

Snowflake Inc. 2026 Proxy Statement	15

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	TABLE OF CONTENTS
Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate. In addition, the Nominating and Governance Committee may from time to time engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Cybersecurity Committee

CURRENT MEMBERS: MARK D. MCLAUGHLIN (CHAIR) AND MARK S. GARRETT

RESPONSIBILITIES
The principal duties and responsibilities of our Cybersecurity Committee include, among other things:
•overseeing the quality and effectiveness of our policies, procedures, plans, and execution with respect to the cybersecurity of its information technology, network systems, products, and services;
•overseeing our management of risks from cybersecurity threats;
•overseeing our compliance with disclosure obligations in public filings regarding material security incidents and its cybersecurity risk management and governance;
•reviewing periodically with management the cybersecurity risks related to our use of AI in our products and services and information technology and network systems, as well as the effectiveness of our policies, procedures, and execution thereof at addressing such risks;
•periodically reviewing our security certification program, including our current and planned certifications, the regulations and market opportunities such certifications are intended to address, our achievement of our plans, and our relative performance compared to our competitors; and
•reviewing our cyber insurance policies to ensure appropriate coverage.

QUALIFICATIONS
Our Board of Directors has determined that each of our Cybersecurity Committee members has the expertise to serve on the Cybersecurity Committee, including, but not limited to, prior work experience, degrees or certifications, or relevant knowledge and skills.

DIRECTOR QUALIFICATIONS
In addition to the qualifications, qualities, and skills that are necessary to meet U.S. state and federal legal, regulatory and NYSE listing requirements, and the provisions of our Certificate of Incorporation and Bylaws, our Board of Directors believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics and being older than 21 years old. In addition, our Board will consider the following factors in considering each director candidate: (i) relevant expertise to offer advice and guidance to management, (ii) sufficient time to devote to Snowflake’s affairs, (iii) excellence in his or her field, (iv) the ability to exercise sound business judgment, (v) contribution to the Board’s diversity of background and experience, and (vi) commitment to rigorously represent the long-term interests of Snowflake’s stockholders.

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TABLE OF CONTENTS	THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The matrix below summarizes what our Board believes to be some of the desirable types of experience and skills possessed by our Class III director nominees and each director whose term will continue after the Annual Meeting because of their relevance to our business and strategy. The following matrix does not encompass all types of experience or skills of our Board members.

	Ramaswamy	Slootman	Dageville	Briggs	Garrett	Kramer	McLaughlin	Scannell	Speiser	Ullal

Key Skill or Experience

Executive leadership at a public company

Executive leadership at a $10 billion+ annual revenue company

Operational leadership at a high-growth company

Other public company board

Sales, marketing, or brand management

Cybersecurity

Cloud-based offerings

Financial statements and accounting

Artificial intelligence/ Machine learning

When considering nominees, our Board of Directors and Nominating and Governance Committee may take into consideration other factors, including, but not limited to, the current composition of our Board, our current operating requirements, the candidates’ character, integrity, judgment, independence, areas of expertise, corporate experience, length of service, and potential conflicts of interest, the candidates’ other commitments, and the long-term interests of our stockholders. Our Board and Nominating and Governance Committee evaluate the foregoing factors, among others, and do not assign any particular weighting or priority to any of the factors.

Snowflake Inc. 2026 Proxy Statement	17

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	TABLE OF CONTENTS
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Stockholders or interested parties who wish to communicate with our Board of Directors or with an individual director may do so by mail to our Board or the individual director, care of our Secretary at 135 Constitution Drive, Menlo Park, California 94025. In accordance with our Corporate Governance Guidelines, our General Counsel or legal department, in consultation with appropriate directors as deemed necessary by the General Counsel, will review all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations, and patently offensive or otherwise inappropriate material) and, if appropriate, will route such communications to the appropriate director(s) or, if none is specified, to the Chairperson of the Board or the Lead Independent Director.
CORPORATE GOVERNANCE GUIDELINES
Our Board of Directors has adopted our Corporate Governance Guidelines to help ensure that our Board has the necessary practices in place to review and evaluate our business operations and make decisions that are independent of our management. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board composition and selection, Board meetings and involvement of senior management, executive officer performance evaluation and succession planning, Board compensation, director education, and conflicts of interest. The Corporate Governance Guidelines, as well as the charters for each committee of our Board, are posted on our website at www.investors.snowflake.com.
GLOBAL CODE OF CONDUCT AND ETHICS
We have adopted a Global Code of Conduct and Ethics that applies to all our employees, officers, contractors, and directors, including our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The full text of our Global Code of Conduct and Ethics is posted on our website at www.investors.snowflake.com. We intend to disclose on our website any future amendments of our Global Code of Conduct and Ethics or waivers from provisions in the Global Code of Conduct and Ethics to the extent required by applicable rules.
INSIDER TRADING POLICY AND PROHIBITION ON HEDGING, SHORT SALES, AND PLEDGING
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of Snowflake securities by directors, officers, employees, and contractors that is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as internal procedures designed to further the foregoing purposes. From time to time, we may engage in transactions in our own securities, and under the Insider Trading Policy, it is our policy to comply with applicable insider trading laws, rules, and regulations with respect to such transactions. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 filed with the SEC.
Our Insider Trading Policy also prohibits our directors, officers, employees, and contractors from engaging in short sales, transactions in put or call options, hedging transactions (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), margin accounts, pledges, or other inherently speculative transactions with respect to any Snowflake securities.

18	Snowflake Inc. 2026 Proxy Statement

DIRECTOR
COMPENSATION
The following table presents information regarding compensation earned by or paid to our non-employee directors for the fiscal year ended January 31, 2026.

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)(2)	TOTAL ($)(3)

Teresa Briggs	43,000	298,408	341,408
Mark S. Garrett	68,000	298,408	366,408
Kelly A. Kramer	48,000	298,408	346,408
Mark D. McLaughlin	52,500	298,408	350,908
William F. Scannell(4)(5)	3,542	999,993	1,003,535
Frank Slootman(6)	—	—	—
Michael L. Speiser(5)	70,917	298,408	369,325
Jayshree V. Ullal	48,000	298,408	346,408
Jeremy Burton(7)	38,000	298,408	336,408
(1)The amounts reported represent the grant date fair value of the restricted stock unit awards with only time-based vesting requirements (RSU awards or RSUs) granted under our 2020 Equity Incentive Plan (2020 Plan) to our non-employee directors in accordance with our Non-Employee Director Compensation Policy, calculated in accordance with FASB Accounting Standards Codification (ASC) Topic 718 (Topic 718). The grant date fair value of these RSUs, as reported in this column, is determined based on the closing price of our common stock reported by the NYSE on the date of grant. All of the RSU awards in the table above, except for the RSU award granted to Mr. Scannell, were granted on July 2, 2025, the date of our 2025 Annual Meeting. Mr. Scannell's RSU award was granted on May 7, 2025, the effective date of his appointment to our Board. For more information regarding the assumptions used in calculating the grant date fair value of our equity awards, see Note 2 and Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026. Such grant date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the directors.

Snowflake Inc. 2026 Proxy Statement	19

DIRECTOR COMPENSATION	TABLE OF CONTENTS
(2)The following table presents the aggregate number of shares of our common stock underlying outstanding stock options and unvested RSU awards held by our non-employee directors as of January 31, 2026:

NAME	NUMBER OF SHARES UNDERLYING OUTSTANDING STOCK OPTIONS (#)(a)	NUMBER OF SHARES UNDERLYING UNVESTED RSU AWARDS (#)

Teresa Briggs	30,000	1,373
Mark S. Garrett	500,000	1,373
Kelly A. Kramer	50,000	1,373
Mark D. McLaughlin	—	3,649
William F. Scannell	—	5,863
Frank Slootman	6,870,443	50,329
Michael L. Speiser	—	1,373
Jayshree V. Ullal	50,000	1,373
Jeremy Burton	—	1,373
(a)The stock options reported in this column were granted prior to our initial public offering (IPO) in September 2020, except for those held by Mr. Slootman, who was granted stock options while he was our CEO.
(3)Pursuant to the 2020 Plan, the aggregate value of all compensation granted or paid to any non-employee director with respect to the calendar year of such director’s appointment, including equity awards granted and cash fees paid to such director, may not exceed $1,000,000 in total value. The total amount in this column for Mr. Scannell includes cash payments made for his service in January 2026, which does not fall within his calendar year of appointment of 2025, and is thus consistent with the 2020 Plan.
(4)Mr. Scannell received an Initial RSU Award (as defined below) in connection with his appointment as a member of our Board on May 7, 2025.
(5)On December 2, 2025, Mr. Speiser stepped down from our Compensation Committee and Mr. Scannell was appointed as a member of our Compensation Committee.
(6)Mr. Slootman’s equity awards granted to him while he was an employee continue to vest in accordance with their original terms due to his continuous service as a member of our Board. For so long as any of his equity awards remain outstanding and continue to vest, Mr. Slootman will forgo any compensation otherwise payable to him under our Non-Employee Director Compensation Policy.
(7)Mr. Burton resigned as a member of our Board, effective January 30, 2026, in connection with our acquisition of Observe.
The following directors did not receive any additional compensation for their service as a director: (i) Sridhar Ramaswamy, our CEO, and (ii) Benoit Dageville, our Founder and Chief Architect. The compensation of Mr. Ramaswamy as a named executive officer is set forth below under the section titled “Executive Compensation—Summary Compensation Table.”

20	Snowflake Inc. 2026 Proxy Statement

TABLE OF CONTENTS	DIRECTOR COMPENSATION
NON-EMPLOYEE DIRECTOR COMPENSATION
We have adopted a Non-Employee Director Compensation Policy, which was amended and restated in November 2023 and further amended in August 2024, pursuant to which our non-employee directors receive compensation for their services on our Board of Directors as described below.
EQUITY COMPENSATION
In accordance with the limitations provided in the 2020 Plan, each new non-employee director who joins our Board will automatically receive an RSU award for common stock having a value of $1,000,000 based on the fair market value of the underlying common stock on the date of grant (Initial RSU Award). Each Initial RSU Award will vest over three years, with one-third of the Initial RSU Award vesting on the first, second, and third anniversary of the date of grant, subject to the director's continuous service through each applicable vesting date.
On the date of each annual meeting of our stockholders, each person who is then a non-employee director (excluding any non-employee director who was appointed in the same calendar year as such annual meeting) will automatically receive an RSU award for common stock having a value of $300,000 based on the average fair market value of the underlying common stock for the ten trading days prior to and ending on the date of grant (Annual RSU Award). Each Annual RSU Award will vest on the earlier of (i) the date of the following year’s annual meeting of our stockholders (or the date immediately prior to the next annual meeting of our stockholders if the non-employee director’s service as a director ends at such meeting due to the director’s failure to be re-elected or the director not standing for re-election); or (ii) the first anniversary of the date of grant, subject to the director's continuous service through each applicable vesting date.
All outstanding awards held by each non-employee director who is in service as of immediately prior to a Corporate Transaction (as defined in the 2020 Plan) will become fully vested as of immediately prior to the closing of such Corporate Transaction.
CASH COMPENSATION
Subject to the limits on non-employee director compensation set forth in the 2020 Plan, for each calendar year following the year in which such director is appointed, each non-employee director is entitled to receive the following cash compensation for service on our Board and its committees as follows:
•$33,000 annual cash retainer for service as a Board member and an additional annual cash retainer of $20,000 for service as Lead Independent Director of our Board, if applicable;
•$10,000 annual cash retainer for service as a member of the Audit Committee and $25,000 annual cash retainer for service as chair of the Audit Committee (in lieu of the committee member service retainer);
•$9,500 annual cash retainer for service as a member of the Compensation Committee and $15,000 annual cash retainer for service as chair of the Compensation Committee (in lieu of the committee member service retainer);
•$5,000 annual cash retainer for service as a member of the Nominating and Governance Committee and $10,000 annual cash retainer for service as chair of the Nominating and Governance Committee (in lieu of the committee member service retainer); and
•$5,000 annual cash retainer for service as a member of the Cybersecurity Committee and $10,000 annual cash retainer for service as chair of the Cybersecurity Committee (in lieu of the committee member service retainer).
The annual cash compensation amounts are payable in equal quarterly installments, following the end of each quarter in which the service occurred, pro-rated for any partial months of service.
EXPENSES
We will reimburse each eligible non-employee director for ordinary, necessary, and reasonable out-of-pocket travel expenses to cover in-person attendance at meetings of our Board and any committee of the Board. Our directors are also encouraged and provided with opportunities to participate in educational programs that would assist them in discharging their duties as a member of our Board. Pursuant to our Corporate Governance Guidelines, we will reimburse each of our non-employee directors up to $10,000 each fiscal year in connection with their participation in such programs.

Snowflake Inc. 2026 Proxy Statement	21

PROPOSAL
ONE
Election of Directors

Our Board of Directors currently consists of ten members and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. At each annual meeting of stockholders, each successor to a director whose term then expires will be elected to serve from the time of election until the third annual meeting of stockholders following the election and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal.
Our directors are divided into the three classes as follows:
•the Class I directors are Benoit Dageville, Mark S. Garrett, William F. Scannell, and Jayshree V. Ullal, whose terms will expire at our 2027 Annual Meeting of Stockholders;
•the Class II directors are Kelly A. Kramer, Frank Slootman, and Michael L. Speiser, whose terms will expire at our 2028 Annual Meeting of Stockholders; and
•the Class III directors are Teresa Briggs, Mark D. McLaughlin, and Sridhar Ramaswamy, whose terms will expire at the upcoming Annual Meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF OUR CLASS III DIRECTOR NOMINEES

Each of Teresa Briggs, Mark D. McLaughlin, and Sridhar Ramaswamy is currently a member of our Board and, at the recommendation of our Nominating and Governance Committee, has been nominated for election to serve as a Class III director. Each of these nominees has agreed to be named in this Proxy Statement and to serve if elected at the Annual Meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees will serve until our 2029 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or until the director’s earlier death, resignation, or removal.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election or unable to serve, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee selected by our Board, or our Board may decrease its size.

22	Snowflake Inc. 2026 Proxy Statement

PROPOSAL
TWO
Non-Binding Advisory Vote on the Compensation of our Named Executive Officers
EXECUTIVE COMPENSATION HIGHLIGHTS
Our executive compensation program is designed to be competitive for us to attract and retain top-tier talent in the technology sector and enable us to execute on our growth strategy. We deeply believe in a pay-for-performance philosophy that drives long-term value creation for our stockholders. We aim to provide a competitive compensation package to each of our named executive officers that provides significant short- and long-term incentives for the achievement of measurable and aggressive corporate objectives. Recent executive compensation highlights are:

EVENT	HIGHLIGHTS

Fiscal Year 2026 Compensation Decisions (Early 2025)
•Did not increase the base salaries or the target cash incentive bonus opportunities for incumbent named executive officers.
•Maintained a 200% cap for individual cash incentive bonus payout for named executive officers.
•67-70% of annual “refresh” equity grant to each named executive officer was in the form of performance-based restricted stock unit awards (PRSU or PRSU awards).

Fiscal Year 2026 Stockholder Engagement Campaign (Fall 2025)
•Outreach to 38 of our largest institutional stockholders (representing over 50%* of our outstanding shares) to discuss our executive compensation program following our 2025 say-on-pay vote.
•Held meetings with 12 institutional stockholders (representing over 26%* of our outstanding shares), with a member of our Compensation Committee participating in 10 meetings.
•Valuable insights from our stockholders helped inform our Compensation Committee’s redesign of our PRSU program for Fiscal Year 2027 discussed below.

Fiscal Year 2027 Compensation Program Changes (Early 2026)
Redesigned our executive PRSU program for Fiscal Year 2027, including:
•Extending the overall performance period for the PRSU awards to three years and imposing a three-year cliff vesting schedule such that no shares will vest until the end of the three-year performance period.
•Setting pre-established three-year growth rate targets for product revenue, the core performance metric for the PRSU awards (70% weighting), and annual performance targets for non-GAAP operating margin (15% weighting) and non-GAAP adjusted free cash flow (15% weighting).
•Increasing the maximum payout to 200% of the target amount of PRSUs to provide a competitive payout curve that incentivizes and rewards outperformance consistent with market norms.

*Percentages based on share ownership reports available as of September 2025.
Additional details are provided in the section titled “Executive Compensation—Compensation Discussion and Analysis” and the accompanying executive compensation tables below.

Snowflake Inc. 2026 Proxy Statement	23

PROPOSAL TWO	TABLE OF CONTENTS

SAY-ON-PAY PROPOSAL
At the 2022 Annual Meeting of Stockholders, our stockholders indicated, by a non-binding advisory vote, that they agreed with Snowflake’s recommendation that it solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as “Say-on-Pay,” every year. Our Board of Directors has adopted a policy that is consistent with that preference.
The Say-on-Pay vote is being presented pursuant to Section 14A of the Exchange Act. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the related compensation philosophy, policies, and practices described in this Proxy Statement. The compensation of our named executive officers subject to this proposal is disclosed in the section titled “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.
Accordingly, our Board of Directors is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to Snowflake’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”
Because the vote is advisory, it is not binding on our Board or on Snowflake. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to our management and our Board, and, accordingly, our Board and our Compensation Committee intend to consider the results of this vote in making future determinations regarding compensation arrangements for our named executive officers.
Unless our Board decides to modify its policy regarding the frequency of soliciting non-binding advisory votes on the compensation of our named executives, the next scheduled say-on-pay vote will be at the 2027 Annual Meeting of Stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

24	Snowflake Inc. 2026 Proxy Statement

PROPOSAL
THREE
Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed PwC as our independent registered public accounting firm for the fiscal year ending January 31, 2027, and has further directed that management submit the appointment of PwC as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PwC has served as our independent registered public accounting firm since 2019. Representatives of PwC are expected to be present during the Annual Meeting. They will have an opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of PwC as our independent registered public accounting firm. However, we are submitting the appointment of PwC to the stockholders for ratification as a matter of good corporate governance.
If the stockholders fail to ratify the appointment, our Audit Committee will review its future appointment of PwC as our independent registered public accounting firm. Even if the appointment is ratified, our Audit Committee may, in its sole discretion, direct the appointment of a different independent accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of Snowflake and its stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Snowflake Inc. 2026 Proxy Statement	25

PROPOSAL THREE	TABLE OF CONTENTS
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table presents the aggregate audit fees billed and expected to be billed to us by PwC for the indicated fiscal years and the fees billed to us by PwC for all other services rendered during the indicated fiscal years:

	FISCAL YEAR ENDED JANUARY 31,

	2026	2025
	($ IN THOUSANDS)

Audit Fees(1)	4,634	4,775
Audit-Related Fees(2)	1,009	1,219
Tax Fees(3)	996	971
All Other Fees(4)	2	17
Total Fees	6,641	6,982
(1)Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, reviews of our quarterly condensed consolidated financial statements, and statutory and regulatory filings or engagements.
(2)Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees.” These primarily consist of fees for (i) service organization control audits under Statement on Standards for Attestation Engagements No.18, (ii) HITRUST certification and readiness assessment, and (iii) certain other attest reports.
(3)Tax fees consist of fees for transfer pricing services and consultation on tax matters.
(4)All other fees consist of software subscription fees.
PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee pre-approves all audit and non-audit related services that our independent registered public accounting firm provides to us in accordance with our Audit Committee Pre-Approval Policy for Services of Independent Auditor. Pre-approval is given either as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. In accordance with our Audit Committee Pre-Approval Policy for Services of Independent Auditor, our Audit Committee has delegated the authority to provide specific pre-approval to the chair of the Audit Committee for services of up to $100,000, except where approval by the full Audit Committee is expressly required. Any pre-approval decisions by the chair of the Audit Committee pursuant to this delegated authority must be reported to our Audit Committee for ratification at its next routine meeting.
All services relating to the fees described in the table above were pre-approved by our Audit Committee in accordance with our Audit Committee Pre-Approval Policy for Services of Independent Auditor.

26	Snowflake Inc. 2026 Proxy Statement

REPORT OF THE
AUDIT COMMITTEE
of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2026 with our management. The Audit Committee has also reviewed and discussed with PwC, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee has also received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PwC the independent accountant’s independence. Based on the foregoing, the Audit Committee has recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 for filing with the SEC.
Members of the Audit Committee
Mark S. Garrett, Chair
Teresa Briggs
Kelly A. Kramer

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference in any filing of Snowflake under the Securities Act of 1933, as amended (Securities Act), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Snowflake Inc. 2026 Proxy Statement	27

PROPOSAL
FOUR
Stockholder Proposal Requesting Majority Vote for Director Elections
James McRitchie, 9295 Yorkship Court, Elk Grove, California 95758, who holds 32 shares of our common stock, has submitted the following proposal for consideration at the Annual Meeting:
***
Directors to be Elected by Majority Vote – Proposal 4
RESOLVED: Snowflake, Inc. [sic] (“Company” or “Snowflake”) shareholders ask our Board of Directors to initiate the appropriate process as soon as possible to amend our Company’s governing documents to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an Annual Meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.
This proposal provides that a director who receives less than a majority vote be removed as soon as a qualified replacement director can be appointed on an expedited basis. If a removed director has key experience, we prefer that they transition to a consulting role or a director emeritus role, especially if they previously failed to secure a majority vote. With written justification, the board can set an effective date several years into the future for these changes to take effect.
SUPPORTING STATEMENT: To provide shareholders with a meaningful role in director elections, our Company’s current director election standard should transition from a plurality vote to a majority vote when only board-nominated candidates are on the ballot. The majority-vote standard is the most appropriate for director elections in which only board-nominated candidates appear on the ballot.
A majority vote standard for board nominees may strengthen director and overall board performance. Under our Company’s current voting system, a director can be elected with as few as one vote from the same director standing for election. This right is particularly important for shareholders who want to ensure that our Company’s board and management refrain from practices that threaten the social and environmental systems on which diversified portfolios depend.1 With proxy access, such issues are more likely to be addressed.
Vanguard, one of our largest shareholders, wrote: “If the Company has plurality voting, a fund will typically vote for shareholder proposals requiring majority vote for election of directors.” BlackRock wrote: “Majority voting standards assist in ensuring that directors who are not broadly supported by shareholders are not elected to serve as their representatives.” Many of our other large shareholders have similar proxy voting policies.
Diligent’s Market Intelligence database indicates that more than 92% of S&P 500 companies have adopted majority voting for uncontested elections. Since 2021, proposals by James McRitchie on this topic have averaged 73% in favor. Majority vote elections are widely viewed as a best practice, making directors more accountable, improving performance, and increasing Company value.

28	Snowflake Inc. 2026 Proxy Statement

TABLE OF CONTENTS	PROPOSAL FOUR
A majority-vote standard for electing a director gives shareholders greater leverage if the director performs poorly. Our outdated governance structure reduces accountability. We should not risk Zombies on Board.2
Enhance Shareholder Value, Vote FOR
Directors to be Elected by Majority Vote - Proposal 4
_____________________________________________________
1    https://theshareholdercommons.com/wp-content/uploads/2022/09/Climate-Change-Case-Study-FINAL.pdf
2    https://www.msci.com/www/blog-posts/zombies-on-board-investors-face/02161045315
***

Snowflake Inc. 2026 Proxy Statement	29

PROPOSAL FOUR	TABLE OF CONTENTS

BOARD STATEMENT IN OPPOSITION
Our Board of Directors has carefully considered the proposal and, for the reasons described below, believes that the proposal is not in our best interests nor those of our stockholders.
We are committed to strong corporate governance, and our Board regularly reviews our governance structure. Under our Bylaws, directors are elected using a plurality voting standard, which is the default standard under Delaware law. Our Board continues to believe that our current voting standard for the election of directors is appropriate for us for the following reasons.
“FAILED ELECTIONS” CAUSE UNCERTAINTY WITHOUT CLEAR GAIN
Under Delaware law, plurality voting, rather than majority voting, is the default standard for director elections. A plurality voting standard assures that we avoid “failed elections,” which are scenarios where directors fail to achieve the votes necessary to be elected and are required to tender their resignations, resulting in vacancies on our Board. Our Board of Directors believes that our current plurality voting standard ensures that we avoid such failed elections and any resulting uncertainty or risk to our director election process or corporate governance policies. Vacancies on the Board could result in our inability to comply with certain NYSE listing requirements or other applicable laws and regulations. This includes listing standards or rules related to director independence, board committee composition, and the maintenance of an audit committee financial expert. Our Board believes that a significant turnover among directors may impede our long-term strategic plan due to lack of director continuity and ultimately harm the stability of our Board and the Company.
If the proposal is implemented, in the event of a failed election, our Board of Directors could fill the vacancy without any further stockholder vote and may feel pressured to do so in a short period of time particularly when necessary to comply with applicable SEC and NYSE rules and regulations. Selecting and vetting a director candidate is a long and expensive process, and we do not believe it would be either practical or prudent for our Board to be placed in a position to have to replace a director receiving less than a majority vote with a new director on an expedited basis. Furthermore, stockholders would have no greater assurance that the person selected to fill the vacancy would be any more satisfactory than the person who failed to receive the majority vote.
Deviating from plurality voting is also unnecessary given that under our current voting and corporate governance structure, stockholders who wish to express dissatisfaction with one or more incumbent directors’ performance are empowered to withhold their vote and nominate or recommend their own candidates for election to our Board by following our Bylaws and policies. In addition, our Board and Nominating and Governance Committee closely monitor the vote results at each annual meeting of stockholders and already consider stockholder sentiment on the suitability of a director continuing to serve on our Board in making nomination decisions. Our Board believes the use of withhold votes and consideration of all relevant factors on a case-by-case basis, as opposed to the implementation of majority voting, provides the Board with flexibility in appropriately responding to stockholder interests without concern for potential disruption and regulatory noncompliance that would arise from a failed election.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE ELECTION OF DIRECTORS BY MAJORITY VOTE

30	Snowflake Inc. 2026 Proxy Statement

TABLE OF CONTENTS	PROPOSAL FOUR
MAJORITY VOTING INCREASES “SINGLE-ISSUE” ACTIVIST LEVERAGE AND MAY UNNECESSARILY INCREASE CORPORATE COSTS
Our Board of Directors believes that the implementation of this proposal could also unnecessarily increase the cost of soliciting stockholder votes. A majority vote standard could provide special interest stockholder groups with the power to promote "vote-no" campaigns against the election of one or more of the Board’s director nominees, forcing us to employ proactive and expensive vote solicitation strategies to obtain the required votes. Our Board believes this could result in increased spending by us for routine, uncontested elections, which is not the best expenditure of our funds. In addition, the ability to threaten “vote-no” campaigns under a majority voting standard may increase the leverage of special interest stockholder groups that are “single-issue” activists who do not have the best interests of the Company in mind.
OUR RIGOROUS DIRECTOR NOMINATION PROCESS
Our Board of Directors believes that the quality of our directors has a far greater impact on corporate governance than the voting standard used to elect them. Our current procedures for nominating directors include a rigorous evaluation process. Candidates for nomination to our Board of Directors are selected by our Board based on the recommendation of our Nominating and Governance Committee in accordance with the committee’s charter, our Certificate of Incorporation and Bylaws, our Corporate Governance Guidelines and other policies, and the requirements of applicable law. In recommending candidates for nomination, the Nominating and Governance Committee considers candidates recommended by directors, officers, and employees, as well as candidates that are properly submitted by stockholders in accordance with our policies and Bylaws, using the same criteria to evaluate all such candidates.
When considering nominees, our Board and Nominating and Governance Committee take into account a number of factors, including, but not limited to, the current composition of our Board, our current operating requirements, the candidates’ character, integrity, judgment, independence, areas of expertise, corporate experience, length of service, potential conflicts of interest, and other commitments, and the long-term interests of our stockholders. Our nomination process is designed to select highly qualified directors who will contribute to our success and our mission, which would not be affected by a new voting standard.
CONCLUSION
After careful consideration of this proposal, our Board of Directors has determined that retaining plurality voting standard for director elections is in our best interests and those of our stockholders at this time. Our Board believes that the benefits of plurality voting do not come at the expense of accountability and that the continuity and stability provided by this voting standard, along with a robust director nomination process and strong corporate governance practices, contribute to the success of our Company. Our Board will continue to review and evaluate our corporate governance practices to determine the governance structure that best promotes the long-term value creation for our stockholders.
For these reasons, our Board of Directors recommends a vote “AGAINST” this proposal.

Snowflake Inc. 2026 Proxy Statement	31

EXECUTIVE
OFFICERS
INFORMATION REGARDING OUR CURRENT EXECUTIVE OFFICERS
The following table presents information for our executive officers as of the date of this Proxy Statement:

NAME	AGE	TITLE

Sridhar Ramaswamy	59	Chief Executive Officer and Director
Brian Robins(1)	56	Chief Financial Officer
Benoit Dageville	59	Founder and Chief Architect and Director
Jonathan Beaulier(2)	49	Chief Revenue Officer
Christian Kleinerman	50	EVP, Product Management
Vivek Raghunathan	47	SVP, Engineering
(1)Effective September 22, 2025, Mr. Robins was appointed as Chief Financial Officer to succeed Michael P. Scarpelli.
(2)Effective March 31, 2026, Mr. Beaulier was appointed as Chief Revenue Officer to succeed Michael Gannon.
Biographical information for Mr. Robins, Mr. Beaulier, Mr. Kleinerman, and Mr. Raghunathan is included below. Biographical information for Mr. Ramaswamy and Mr. Dageville is included above with the director biographies in the section titled “The Board of Directors and Corporate Governance.”

BRIAN ROBINS Mr. Robins has served as our Chief Financial Officer since September 2025.

Mr. Robins currently serves on the board of directors of ID.me as a member and as audit committee chair. Mr. Robins previously served as Chief Financial Officer of GitLab Inc. (GitLab), a technology company, from October 2020 to September 2025, where he was responsible for overseeing the company’s financial planning, analysis, and reporting. Mr. Robins also served on the GitLab Foundation Board of Directors from December 2021 to September 2025. Prior to GitLab, from October 2019 to October 2020, Mr. Robins served as Chief Financial Officer of Sisense Ltd., a business intelligence software company. Mr. Robins holds a B.S. degree in Finance from Lipscomb University and an M.B.A from Vanderbilt University.

32	Snowflake Inc. 2026 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE OFFICERS

JONATHAN BEAULIER Mr. Beaulier has served as our Chief Revenue Officer since March 2026.

Mr. Beaulier previously served as our GVP, U.S. Majors Sales from August 2024 to March 2026. Prior to that, Mr. Beaulier served in various senior sales roles with us since he joined us in January 2016, including as our VP of Sales – Financial Services & Insurance from February 2022 to August 2024. Mr. Beaulier holds a B.A. degree in History and Economics from Colgate University.

CHRISTIAN KLEINERMAN Mr. Kleinerman has served as our EVP, Product Management since February 2024.

Mr. Kleinerman previously served as our SVP of Product from January 2020 to February 2024, and as our VP of Product from January 2018 to January 2020. Before joining us, Mr. Kleinerman served in various product management roles at Google, an internet technology company, leading YouTube’s infrastructure and data systems. Mr. Kleinerman holds a B.A. degree in Industrial Engineering from Los Andes University.

VIVEK RAGHUNATHAN Mr. Raghunathan has served as our SVP, Engineering since September 2024.

Mr. Raghunathan previously served as our VP of AI Engineering from May 2023 to September 2024. Prior to joining us, Mr. Raghunathan co-founded Neeva in January 2019, which was acquired by us in May 2023. At Neeva, Mr. Raghunathan led the development of a consumer AI search engine. Mr. Raghunathan also spent over a decade at Google as a VP of engineering in various technical leadership roles, where he led the YouTube monetization team and was part of the core group that launched the Google Now assistant. Mr. Raghunathan holds both an M.S. degree and a Ph.D. in Electrical and Computer Engineering from the University of Illinois, Urbana Champaign, and a B.S. degree from IIT Bombay.

CHIEF REVENUE OFFICER TRANSITION
Effective March 31, 2026, Jonathan Beaulier was appointed by the Board as our new Chief Revenue Officer to succeed Michael Gannon. Mr. Beaulier is a Snowflake veteran who has been instrumental in driving Snowflake’s growth since 2016. We believe Mr. Beaulier is well-positioned to lead us through our next chapter of growth.

Snowflake Inc. 2026 Proxy Statement	33

EXECUTIVE
COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
OVERVIEW
This Compensation Discussion and Analysis provides information regarding the compensation program for our named executive officers, as defined in SEC rules, during the fiscal year ended January 31, 2026. It also describes the material elements of our Fiscal Year 2026 executive compensation program, provides an overview of our executive compensation philosophy, including our principal compensation policies and practices, and analyzes how and why our Compensation Committee arrived at specific compensation decisions.
Our named executive officers for Fiscal Year 2026 were:

NAMED EXECUTIVE OFFICER	TITLE

Sridhar Ramaswamy	Chief Executive Officer
Brian Robins(1)	Chief Financial Officer
Christian Kleinerman	EVP, Product Management
Vivek Raghunathan	SVP, Engineering
Michael Gannon(2)	Former Chief Revenue Officer
Michael P. Scarpelli(1)	Former Chief Financial Officer
(1)Effective September 22, 2025, Mr. Robins was appointed as Chief Financial Officer to succeed Michael P. Scarpelli. Mr. Scarpelli remained an employee of the Company until November 7, 2025.
(2)Mr. Gannon departed from his position as Chief Revenue Officer of the Company, effective March 31, 2026. Mr. Gannon was originally appointed effective March 14, 2025. We entered into a separation agreement and consulting agreement with Mr. Gannon in exchange for, among other things, a general waiver and release of claims against us, as further described below under the section titled “Other Features of Our Executive Compensation Program—Offer Letters and Other Compensatory Arrangements—Michael Gannon.”
EXECUTIVE SUMMARY
Who We Are
We believe that a cloud computing platform that puts data and AI at its core will offer great benefits to organizations by allowing them to realize the value of the data that powers their businesses. By offering rich primitives for data and applications, we believe that we can create a data connected world where organizations have seamless access to explore, share, and unlock the value of data. Our vision is a world where data and AI turn possibilities into reality. To realize this vision, we deliver the AI Data Cloud, a network where Snowflake customers, partners, developers, data providers, and data consumers can break down data silos and derive value from a growing number of data sets in secure, governed, and compliant ways.
Our platform is the innovative technology that powers the AI Data Cloud, enabling customers to consolidate data into a single source of truth to drive meaningful insights, apply AI to solve business problems, build data applications, and share data and data products. We provide our platform through a customer-centric, consumption-based business model.

34	Snowflake Inc. 2026 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Snowflake solves the decades-old problem of data silos and data governance. Leveraging the elasticity and performance of the public cloud, our platform enables customers to unify and query data to support a wide variety of use cases. It also provides frictionless and governed data access so users can securely share data inside and outside of their organizations, generally without copying or moving the underlying data. As a result, customers can blend existing data with new data for broader context, augment data science efforts, and create new monetization streams. Delivered as a service, our platform requires near-zero infrastructure maintenance, enabling customers to focus on deriving value from their data rather than managing infrastructure.
Fiscal Year 2026 Business Highlights (as of January 31, 2026):

PRODUCT REVENUE(1) $4.47 B Representing a year-over-year increase of 29%.	NET REVENUE RETENTION RATE(1) 125% Remained at a healthy 125%.

$1M CUSTOMERS 733 Customers with trailing 12-month product revenue greater than $1 million(1).	ENTERPRISE MOMENTUM 790 Forbes Global 2000 customers(2).

CASH FLOW $1,221.9 M GAAP net cash provided by operating activities of $1,221.9 million for Fiscal Year 2026, and non-GAAP free cash flow(1) of $1,120.3 million for Fiscal Year 2026.	REMAINING PERFORMANCE OBLIGATIONS(1) $9.77 B Representing a year-over-year increase of 42%.

(1)See Appendix A to this Proxy Statement for a definition of non-GAAP free cash flow and a reconciliation of the most directly comparable financial measure calculated in accordance with GAAP to non-GAAP free cash flow. See our earnings press release for the fiscal fourth quarter and fiscal year ended January 31, 2026 furnished as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on February 25, 2026 for definitions of product revenue, customers with trailing 12-month product revenue greater than $1 million, remaining performance obligations, and net revenue retention rate.
(2)Based on the 2025 Forbes Global 2000 list. Our Forbes Global 2000 customer count is subject to adjustments for annual updates to the Global 2000 list by Forbes, as well as acquisitions, consolidations, spin-offs, and other market activity with respect to such customers.

Snowflake Inc. 2026 Proxy Statement	35

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
Fiscal Year 2026 Executive Compensation Highlights
Our Compensation Committee made the following executive compensation decisions for Fiscal Year 2026:
•Base Salary: Our Compensation Committee did not increase the annual base salaries for Fiscal Year 2026 for our named executive officers who were serving during Fiscal Year 2025. We aim to maintain reasonable base salary relative to peers.
•Performance-Based Cash Bonus: Our Compensation Committee also did not increase the target incentive bonus opportunities (as percentages of base salaries) for Fiscal Year 2026 for our named executive officers who were serving during Fiscal Year 2025. We continued to implement a cap of 200% of the plan payout on the amount of the cash incentive bonus that can be paid to any individual member of our executive leadership team, which includes our named executive officers. For Fiscal Year 2026, our named executive officers’ bonus payouts were achieved at approximately 103.0% of the target. None of our named executive officers received bonus payouts in excess of the corporate funding during any of the fiscal quarters.
•Long-Term Equity Awards: As part of its annual review of executive officer compensation, our Compensation Committee granted “refresh” equity awards with a mix of RSU awards and PRSU awards to each of our named executive officers in Fiscal Year 2026. To maintain a strong alignment between executive officer compensation and corporate performance, 67%-70% of the annual grant for each named executive officer was represented by PRSUs for Fiscal Year 2026, as further described in the section titled “Fiscal Year 2026 Executive Compensation Program—Long-Term Equity Incentive Awards” below.
STOCKHOLDER ENGAGEMENT AND OUR RESPONSE TO THE 2025 SAY-ON-PAY VOTE
Our Board of Directors and Compensation Committee value the perspectives of our stockholders and believe that ongoing, transparent engagement is a key component of effective corporate governance. At our 2025 Annual Meeting, we received support from approximately 30% of the votes cast for our Say-on-Pay vote. Our Board and Compensation Committee took this outcome very seriously and initiated a robust stockholder outreach campaign to directly hear and understand the concerns that drove this result.
OUR ENGAGEMENT PROCESS
Following the 2025 Annual Meeting, we conducted extensive outreach to gather feedback on our executive compensation program and corporate governance in fall 2025 that was overseen by the chairperson of our Compensation Committee:
•We reached out to 38 of our largest institutional stockholders representing over 50%* of our outstanding shares to solicit their feedback.
•We reached out to approximately 70%* of our institutional (non-individual) stockholders, based on our estimate that a total of approximately 27%* of our outstanding shares is held by individual, non-institutional holders.
•We held meetings with the 12 institutional stockholders who accepted our request for engagement, representing approximately 26%* of our outstanding shares. Representatives from our Legal team, along with our Investor Relations and/or People teams, attended the meetings. To facilitate a candid dialogue, our CEO did not participate in such meetings. We also received written feedback from one institutional stockholder.
•Of the 12 meetings we held, a member of our Compensation Committee was present during 10, representing approximately 25%* of our outstanding shares.
*Percentages based on share ownership reports available as of September 2025.

36	Snowflake Inc. 2026 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
STOCKHOLDER FEEDBACK AND SNOWFLAKE’S PERSPECTIVES
Our conversations with stockholders were insightful and revealed two focus areas that were most consistently identified as factors in our stockholders’ 2025 Say-on-Pay voting decisions: (1) the equity awards granted to our CEO in connection with his appointment in February 2024 and (2) the extent to which the equity awards granted to our executive officers created sufficient long-term pay for performance alignment. The table below summarizes these key themes, together with other recurring topics that stockholders raised during the meetings, and our perspective and response to the feedback.

TOPIC	STOCKHOLDER FEEDBACK	OUR RESPONSE AND PERSPECTIVE

New CEO Equity Grants
Most stockholders indicated that their vote against our 2025 “Say-on-Pay” related to the magnitude of our new CEO’s equity grants coupled with the fact that they did not view the grant structure (including options) to be majority performance-based. Some stockholders noted the need for a more robust justification.

The Compensation Committee acknowledges our stockholders’ concerns, which were shared after the new CEO equity grants, and will take them into account when designing future compensation packages for new executives. During our meetings with stockholders, we shared that our Compensation Committee designed the new CEO compensation package, with 75% of the total intended equity value in the form of stock options, to incentivize Mr. Ramaswamy, who at the time had recently joined Snowflake from an acquisition, to assume this critical role and lead Snowflake through a highly consequential period of strategic transformation for our business, in an intensely competitive market for experienced executives with AI expertise. Given Mr. Ramaswamy’s relatively brief tenure with Snowflake prior to his appointment, the size and structure of the awards were intended to provide a meaningful equity stake and long-term alignment with our stockholders’ interests. We view stock options as an inherently performance-based equity vehicle that provides immediate alignment with the long-term interests of our stockholders, as options require direct stock price appreciation over time to provide value. To bolster the long-term focus, Mr. Ramaswamy’s option award also has a longer-than-usual vesting period of five years, with any shares acquired upon exercise of the option further subject to a minimum holding period requirement.
The Compensation Committee also determined that making market-based equity grants to Mr. Ramaswamy as part of our annual grant cycle is the most effective approach to maintaining retention in a highly competitive market while avoiding the need for outsized, “catch-up” grants in the future. To directly address stockholder feedback requesting greater performance alignment, the “refresh” equity awards granted to Mr. Ramaswamy in Fiscal Year 2026 were heavily performance-based, with PRSUs representing 70% of the total intended equity value.

Performance Measurement Periods	For long-term equity incentive awards, most stockholders expressed a preference for longer performance periods, typically a three-year benchmark.
Our Compensation Committee carefully considered this feedback in the context of our consumption-based business model, which makes it highly challenging to accurately forecast financial targets beyond a one-year period. To balance this business reality with the feedback received, we redesigned our executive PRSU program for Fiscal Year 2027 to set the product revenue year-over-year growth rates for three years at the outset of the performance period, with the growth rates for years two and three set as a percentage increase relative to the prior year’s actual performance achieved. At the end of the three-year performance period, the combined results for each year will determine the final payout, with the amount earned, if any, cliff vesting following conclusion of the performance period. No shares will vest until the end of the three-year performance period. The Compensation Committee believes this structure meaningfully extends the performance and vesting horizon of our PRSU awards, as further described below.

Snowflake Inc. 2026 Proxy Statement	37

EXECUTIVE COMPENSATION	TABLE OF CONTENTS

TOPIC	STOCKHOLDER FEEDBACK	OUR RESPONSE AND PERSPECTIVE

Equity Vehicle and Vesting
We received mixed feedback from stockholders regarding the optimal equity vehicles and vesting terms. Some stockholders emphasized the importance for a substantial portion of equity awards to be tied to performance metrics, and there were differing views on whether stock options are performance based and whether relative market metrics (e.g., relative total stockholder return) would be a better metric for incentivizing performance. Other stockholders expressed disfavor of performance-based equity awards as too complicated, noting that highly complex structures can obscure pay-for-performance alignment, and expressed a preference for time-based RSU awards with vesting of at least five years or additional holding periods after vesting.

Our Compensation Committee appreciated the diverse perspectives shared by our stockholders. After weighing a range of alternative structures, together with the retention and incentive program profile that it determined was necessary to attract and retain high-caliber executives in the current highly competitive landscape, the Compensation Committee determined that the redesigned Fiscal Year 2027 PRSU program, which is both performance-based and uses a three-year cliff vesting schedule – delaying commencement of our PRSU vesting by two years, was the best alternative to balance the varied, and at times conflicting, feedback we received with its desire to respond to the concern expressed following our 2025 Say-on-Pay vote and maintain a program that satisfies our program objectives.

Performance Target Disclosure	Some stockholders requested enhanced disclosure of specific goals and targets for both annual and long-term incentive plans to evaluate the rigor of performance hurdles.
Our performance targets are competitively sensitive information and are set at a level that requires achieving performance above our publicly issued guidance. Disclosing detailed near-term operational targets would place us at a competitive disadvantage, especially against our private competitors who are not constrained by public disclosure requirements. In addition, the disclosure of our targets, paired with our actual performance, could provide insight into the way we set our internal performance goals, which could be relied upon as our de facto guidance and result in a negative market reaction if the metrics are not met. Accordingly, while the Compensation Committee determined that disclosure is not in the Company and stockholders’ best interest at this time, it is providing additional transparency as to how challenging the goals are and performance against them.

NOTABLE CHANGES TO OUR EXECUTIVE COMPENSATION PROGRAM FOR FISCAL YEAR 2027
As outlined above, our extensive stockholder engagement in fall 2025 informed our Compensation Committee’s comprehensive review of our executive compensation program. To address stockholder feedback regarding performance periods and vesting duration for our long-term equity incentive awards, our Compensation Committee approved a redesigned PRSU program for our executive leadership team for Fiscal Year 2027 (FY2027 PRSUs), including our named executive officers, which is summarized as follows:
•Three-Year Performance Period and Cliff Vest. Attainment of the FY2027 PRSUs is based on cumulative performance achievement across three performance metrics over a three-year performance period. In addition, 100% of the achieved FY2027 PRSUs, if any, will vest after a three-year cliff on March 15, 2029. No portion of the FY2027 PRSUs will vest prior to the cliff vest date.
•Updated Core Metric and Weightings. The Compensation Committee set product revenue as the core performance metric instead of total revenue and increased its weighting from 50% to 70% because we believe it is currently our most important key performance metric and a stronger indicator of Snowflake's long-term performance. The weighting for each of the non-GAAP operating margin and non-GAAP adjusted free cash flow metrics is 15%.

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION
•Pre-Established Three-Year Product Revenue Growth Rate Targets. The Compensation Committee set pre-established three-year product revenue growth rates at the time of grant of the FY2027 PRSUs. The dollar amount of the product revenue target for each of the three fiscal years is determined using the pre-determined growth rate over the actual product revenue during the prior fiscal year.
•Annual Performance Targets for Non-GAAP Operating Margin* and Non-GAAP Adjusted Free Cash Flow*. The Compensation Committee sets performance targets for the non-GAAP operating margin and non-GAAP adjusted free cash metrics annually for each one-year period. The Compensation Committee does not set multi-year growth rate targets for these metrics given their sensitivity to investment timing, cost structure changes, and broader market conditions, which are difficult to forecast over longer periods. Annual targets allow the Compensation Committee to set rigorous goals that reflect current business conditions while maintaining flexibility to support strategic investments.
•Annual “Banking” of Achieved Shares. Attainment of PRSUs is calculated annually and the achieved shares for each fiscal year are “banked” (accrued and provisionally credited) until they cliff vest following the conclusion of the three-year performance period, subject to the executive’s continuous service through such date.
•PRSU Payout Threshold and Cap. Payout for each individual performance metric has a threshold of 50% and is capped at 200% of the target amount, in each case based on specified ranges of achievement. Furthermore, the overall weighted average PRSU attainment across all three metrics will in no event exceed 200%. The Compensation Committee increased the cap on payout from 120% to 200% to provide a competitive payout curve that incentivizes and rewards outperformance consistent with market norms.
*Non-GAAP operating margin is defined as operating margin calculated in accordance with GAAP, excluding the effect of (i) stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, (ii) amortization of acquired intangibles, (iii) expenses associated with acquisitions and strategic investments, (iv) restructuring charges, net of associated income and recoveries, and (v) asset impairment related to office facility exit, net of associated sublease income, if any. Non-GAAP adjusted free cash flow is defined as non-GAAP free cash flow plus (minus) net cash paid (received) on employer and employee payroll tax-related items on employee stock transactions, Non-GAAP free cash flow is defined as net cash provided by operating activities calculated in accordance with GAAP reduced by purchases of property and equipment and capitalized software development costs.
The Compensation Committee evaluated multiple structural alternatives and determined that extending our PRSU performance and vesting schedule to a three-year cliff vest structure, paired with pre-established, rigorous three-year product revenue growth rate targets — which account for 70% of the payout opportunity for our executive leadership team under the FY2027 PRSUs — most effectively responded to stockholders’ feedback while achieving our retention, incentive, and long-term stockholder alignment objectives. This structure reconciles the inherent difficulty of setting long-term targets in a consumption-based business model with stockholders’ preference for a longer performance and vesting period, while strictly enforcing long-term retention and alignment through the annual “banking” feature and the 3-year cliff vesting.
In addition, to avoid using an overlapping primary metric for both the FY2027 PRSUs and the Cash Incentive Bonus Plan, the Compensation Committee set total revenue as the key metric for our cash incentive bonus pool funding under the Cash Incentive Bonus Plan for Fiscal Year 2027. We also shifted from a quarterly performance goal-setting, performance measure, and bonus payout schedule to a semi-annual schedule to align our operating rhythm with our scale as we grow. There were otherwise no changes to the Cash Incentive Bonus Plan for Fiscal Year 2027.
CONTINUED COMMITMENT TO RESPONSIVENESS
We manage our business with a focus on continued innovation, durable growth, and stockholder value creation and recognize that our compensation program must balance stockholder perspectives with our ability to retain and attract the highest caliber talent to facilitate growth at scale. The Compensation Committee and the full Board are committed to maintaining an ongoing dialogue with our stockholders. We will continue to evaluate our compensation programs so that they remain competitive for top-tier talent in the technology sector and enable us to execute on our growth strategy while remaining deeply rooted in a pay-for-performance philosophy that drives long-term value creation for our stockholders.

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
EXECUTIVE COMPENSATION OBJECTIVES, POLICIES, AND PRACTICES
We design our executive compensation program to achieve the following objectives:
•attract, incentivize, retain, and reward top quality executive management in the context of an extremely competitive compensation market;
•demand and reward the achievement of aggressive key performance measures;
•discourage excessive risk taking; and
•ensure that executive compensation is meaningfully related to the creation of long-term stockholder value.
Our Compensation Committee closely considers our compensation philosophy and objectives as well as corporate performance, including the significant corporate achievements described above, when making executive compensation decisions. The important features of our executive compensation program include:

WHAT WE DO	WHAT WE DON’T DO

Our Compensation Committee consists solely of independent members of our Board of Directors.	We do not allow hedging and pledging of Snowflake stock.

Our Compensation Committee has retained an independent third-party compensation consultant for guidance in making compensation decisions.	We do not provide special executive welfare, health benefits, or retirement plans not available to our employees generally.

Equity awards generally have multi-year vesting requirements to emphasize long-term incentives.	Our Compensation Committee does not guarantee executive salary increases, bonuses, or equity awards.

Performance-based cash bonus payouts and PRSU awards vesting for all of our named executive officers are dependent upon our achievement of pre-established corporate objectives.	We do not provide our executive officers with any excise tax gross-ups.

Our Compensation Committee conducts an annual review of our compensation strategy and its risks.	We do not provide our executive officers with any material perquisites.

We maintain stock ownership guidelines for our named executive officers and directors (5x base salary for CEO and CFO; 2x base salary for other named executive officers).	We do not provide “single trigger” accelerated vesting (that is, accelerated vesting solely upon a change in control).

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION
ELEMENTS OF OUR FISCAL YEAR 2026 COMPENSATION PROGRAM
The compensation program for our named executive officers in Fiscal Year 2026 consisted of a mix of fixed and variable compensation to align compensation with both short- and long-term stockholder value creation.

ELEMENT	OBJECTIVES	KEY FEATURES

Base Salary (fixed cash)	Provide financial stability and security through a fixed amount of cash for performing job responsibilities.
Reviewed annually and determined by our Compensation Committee based on a number of factors, including Company and individual performance and reference to market data obtained from our independent third-party compensation consultant.

Quarterly Performance-Based Cash Bonus (at-risk cash)	Motivate our executive officers to achieve, and reward them for achieving, our key business objectives. Align management and stockholder interests by linking pay to performance.
Bonus opportunities are dependent upon achievement of specific, objective corporate performance metrics that are consistent with our annual strategic plan.
Metrics are reviewed annually and metric targets are established quarterly by our Compensation Committee.

Long-Term Equity Incentive (at-risk equity)
 Focus our executive officers on, and reward them for, long-term company performance.
Align management and stockholder interests by linking pay to performance.
Attract highly-qualified executives and encourage their continued employment over the long-term.

 Equity opportunities are reviewed annually.
Individual awards are determined based on a number of factors, including current corporate and individual performance, criticality of role, unvested equity holdings, and market data obtained from our independent third-party compensation consultant.

We focus on providing a competitive compensation package to each of our named executive officers that provides significant short- and long-term incentives for the achievement of measurable corporate objectives. We believe that this approach provides an appropriate blend of incentives to maximize stockholder value.
For our annual executive compensation review, we target approximately 50% of our named executive officers’ compensation to be performance-based, though we do not have a formal policy for allocating compensation among salary, performance incentive awards, and equity grants, among short-term and long-term compensation components, or among cash and non-cash compensation. Instead, our Compensation Committee uses its judgment, along with market data obtained from our independent third-party compensation consultant, to establish a total compensation program for each named executive officer that is a mix of current, short-term, and long-term incentive compensation, and cash and non-cash compensation, and that it believes is appropriate to achieve the goals of our executive compensation program and our corporate objectives.
COMPENSATION-SETTING PROCESS
ROLE OF OUR COMPENSATION COMMITTEE AND OUR BOARD OF DIRECTORS
Our Compensation Committee is appointed by the Board of Directors to assist with our Board’s oversight responsibilities with respect to our compensation policies, plans, and programs, with the goal of attracting, incentivizing, retaining, and rewarding top quality executive management and achieving corporate results. The Compensation Committee is responsible for reviewing and determining all compensation paid to our executive officers, including our named executive officers, and also for reviewing our compensation practices and policies as they relate to risk management and risk-taking incentives. Our Compensation Committee consists solely of independent members of the Board.

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
Our Compensation Committee is primarily responsible for establishing and reviewing our general compensation philosophy and objectives. The committee meets periodically throughout the year to, among other responsibilities, manage and evaluate our executive compensation program, and generally determine the principal components of compensation (base salary, performance incentive bonus, and equity awards) for our named executive officers on an annual basis; however, decisions may occur at other times for new hires, promotions, or other special circumstances as our Compensation Committee determines appropriate. Our Compensation Committee does not delegate its authority to approve executive officer compensation. Pursuant its charter, our Compensation Committee may delegate to a subcommittee or the CEO the authority to approve cash awards or make equity grants to employees and other service providers who are not executive officers or directors of Snowflake, subject to specified limitations on the size and terms of any equity grants. Currently, our Board has delegated authority to our CEO, in his capacity as a member of our Board, to make equity grants to our employees and other service providers who are neither executive officers nor certain other members of management pursuant to our Equity Award Policy, as described in the section titled “The Board of Directors and Corporate Governance—Board Meetings and Committees” above.
ROLE OF MANAGEMENT
Our Compensation Committee works with and receives information and input from management, including from our CEO and from our Legal, Finance, and People departments, and considers such information in determining the structure and amount of compensation to be paid to our named executive officers. Our CEO provides our Compensation Committee with executive officer performance assessments, as well as recommendations regarding base salaries, performance incentives, equity compensation, and other compensation-related matters for our executive officers. However, our Compensation Committee retains the final authority to make all compensation decisions relating to our executive officers.
ROLE OF COMPENSATION CONSULTANT
Our Compensation Committee has the sole authority to appoint, select, retain, and terminate compensation consultants to assist in its evaluation of executive compensation. The committee also has the sole responsibility for overseeing the work of any such compensation consultant.
Our Compensation Committee retained Compensia as its independent compensation consultant for Fiscal Year 2026 and for prior fiscal years. Compensia’s engagement included:
•compiling and updating a group of peer companies to use as a reference in making executive compensation decisions, evaluating current executive pay practices, and considering different compensation programs;
•conducting market research and analysis to assist our Compensation Committee in developing executive compensation levels and structure, including appropriate salaries, target bonus amounts, and equity awards for members of management, including our named executive officers; and
•conducting a review of our director compensation policies and practices.
Our Compensation Committee has assessed the independence of Compensia as compensation consultant, taking into account relevant factors set forth in the NYSE listing standards in accordance with guidelines set by the SEC. Based on its analysis, the Compensation Committee determined that the work of Compensia, and the individual compensation advisors employed by Compensia, does not create any conflict of interest under the applicable SEC rules and NYSE listing standards.
USE OF COMPETITIVE MARKET COMPENSATION DATA
Our Compensation Committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies and companies with which we compete for top talent. To this end, our Compensation Committee reviews our peer group at least annually and makes adjustments to its composition, if warranted, taking into account changes in both our business and the businesses of the companies in our peer group. Our Compensation Committee directed Compensia to develop a proposed peer group to be used in connection with assessing our compensation practices.

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION
At the request of our Compensation Committee, to develop our peer group for Fiscal Year 2026, Compensia undertook a detailed review of the pool of U.S.-based publicly-traded companies, taking into consideration our industry sector, size (based on revenues and market capitalization), and stage of maturity, and the following additional factors:
•the comparability of the company’s business model;
•the comparability of the company’s primary sales channels;
•the company’s products and/or business services focus;
•the comparability of the company’s operating history;
•the comparability of the company’s organizational complexities and growth attributes;
•the stage of the company’s maturity curve, which increases its likelihood of attracting the type of executive talent for whom we compete; and
•the comparability of the company’s operational performance (for consistency with our strategy and future performance expectations).
The Compensation Committee, taking into consideration Compensia’s guidance, discussed and approved our primary peer group for Fiscal Year 2026, consisting of 19 then-publicly-traded companies. The selected companies had, at the time of approval, annual revenues ranging from $1.0 billion to $35.7 billion, and market capitalizations ranging from $18.0 billion to $242.0 billion. For Fiscal Year 2026, Splunk was removed from our peer group because it was acquired and no longer a publicly traded company. Fortinet, Samsara, and Veeva Systems were added to our peer group for meeting the targeted selection criteria. As a result, our primary peer group is as follows:

Adobe	CrowdStrike Holdings	Palantir Technologies	Veeva Systems
ANSYS	Datadog	Palo Alto Networks	Workday
Atlassian	Fortinet	Salesforce	Zoom Communications
Autodesk	HubSpot	Samsara	Zscaler
Cloudflare	MongoDB	ServiceNow

Compensia also developed for our Compensation Committee a set of additional reference peers, reflecting larger companies with which we directly compete for talent at both the executive and Board levels. The set of reference peers approved by our Compensation Committee consisted of Alphabet, Amazon.com, Meta Platforms, and Microsoft.
In determining executive compensation for Fiscal Year 2026, our Compensation Committee reviewed data from both the above-listed primary peer group and the set of reference peers. However, the reference peers were primarily used to inform the Compensation Committee’s understanding of program features and design, and not for purposes of assessing the competitiveness of our pay positioning relative to peers or otherwise factored into the Compensation Committee’s decisions establishing executive pay opportunities for Fiscal Year 2026. We also discontinued using the reference peers for Fiscal Year 2027.

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
FACTORS USED IN DETERMINING EXECUTIVE COMPENSATION
Our Compensation Committee sets the compensation of our named executive officers at levels determined to be competitive and appropriate for each named executive officer. Compensation decisions are not made by use of a formulaic approach or benchmark. Our Compensation Committee believes that executive compensation decisions require consideration of a multitude of relevant factors, which may vary from year to year. In making executive compensation decisions, the Compensation Committee generally takes into consideration the following factors:
•Company and individual performance;
•existing business needs and criticality for future business needs;
•scope of job function and skill set;
•relative pay among our named executive officers;
•need to attract new talent and retain existing talent in a highly competitive industry;
•value of existing equity holdings, including the potential value of unvested equity awards;
•market data reference points, as described above under “Use of Competitive Market Compensation Data”; and
•recommendations from Compensia, our CEO, and our management team.
FISCAL YEAR 2026 EXECUTIVE COMPENSATION PROGRAM
BASE SALARY
The annual base salaries of each of our named executive officers for Fiscal Year 2026 are listed below. For our named executive officers who were serving during Fiscal Year 2025, the annual base salaries remained unchanged from Fiscal Year 2025.

NAMED EXECUTIVE OFFICER	FISCAL YEAR 2026 BASE SALARY ($)	PERCENTAGE ADJUSTMENT FROM FISCAL YEAR 2025 (%)

Sridhar Ramaswamy	750,000	—
Brian Robins(1)	500,000	N/A
Christian Kleinerman	450,000	—
Vivek Raghunathan	500,000	—
Michael Gannon(1)	500,000	N/A
Michael P. Scarpelli(1)	500,000	—
(1)Actual salary earned was prorated for partial service during Fiscal Year 2026.
Base salary represents the fixed portion of the compensation of our named executive officers and is an important element of compensation intended to attract and retain highly-talented individuals. We aim to maintain a reasonable base salary level relative to peers.

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION
PERFORMANCE-BASED CASH BONUS AND TARGET AMOUNTS
We have adopted a Cash Incentive Bonus Plan for our named executive officers and other eligible employees. During Fiscal Year 2026, each named executive officer was eligible to receive quarterly cash bonuses based on the achievement of certain corporate performance goals, which were set by our Compensation Committee. Our Compensation Committee believes that the plan’s corporate performance metrics contribute to driving long-term stockholder value, play an important role in influencing management performance, and help attract, motivate, and retain our named executive officers and other employees.
In February 2025, our Compensation Committee reviewed the target bonus opportunity for Mr. Ramaswamy, Mr. Kleinerman, Mr. Raghunathan, and Mr. Scarpelli, taking into consideration the achievement of our corporate performance goals in Fiscal Year 2025, their individual performance, a peer group analysis, the recommendations of management, as well as the other factors described above. Following this review, our Compensation Committee decided to set the target bonus opportunity for each of them as reflected in the table below, which were unchanged from their respective target bonus opportunities for Fiscal Year 2025. Our Compensation Committee also reviewed and approved the target bonus opportunity for Mr. Gannon in connection with his appointment as Chief Revenue Officer in March 2025 and Mr. Robins in connection with his appointment as Chief Financial Officer in September 2025.
For Fiscal Year 2026, the target bonus opportunity for each of our named executive officers was a percentage of such officer’s base salary as follows.

NAMED EXECUTIVE OFFICER	TARGET ANNUAL BONUS OPPORTUNITY (AS A % OF BASE SALARY)	PERCENTAGE ADJUSTMENT FROM FISCAL YEAR 2025 (PERCENTAGE POINTS)

Sridhar Ramaswamy	100	—
Brian Robins	100	N/A
Christian Kleinerman	78	—
Vivek Raghunathan	50	—
Michael Gannon	100	N/A
Michael P. Scarpelli	100	—
Corporate Performance Goals
Under the Cash Incentive Bonus Plan, our Compensation Committee established a bonus pool that may be funded quarterly based on achievement of certain pre-established corporate performance goals for Fiscal Year 2026. To measure performance for the purposes of calculating bonus pool funding for Fiscal Year 2026, our Compensation Committee, taking into consideration the recommendations of management, selected quarterly product revenue as the key metric, consistent with Fiscal Year 2025. Bonus pool funding based on product revenue achievement for Fiscal Year 2026 remained unchanged from the prior fiscal year and was as follows:
•If quarterly achievement did not meet at least 85% of the pre-established target, the bonus pool for named executive officers would not be funded.
•At 85% achievement, the bonus pool would be funded at 85%.
•For achievement between 85% and 100%, bonus pool funding would increase linearly, with each additional one percent of achievement equaling one percent of funding.

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
In February 2025, our Compensation Committee, taking into consideration the recommendation of management, selected three “gate” metrics for bonus pool funding over 100%. Each of these metrics would have to be met for the bonus pool to be funded in excess of 100%. If product revenue achievement was over 100% and achievement of each of the gate metrics was at least 100%, then funding of the bonus pool would increase by 3.33% for each additional one percent of product revenue achievement over 100%, with total bonus pool funding capped at 110% for each fiscal quarter. Individual payouts may be higher or lower than the bonus pool funding based on performance. Individual quarterly bonus payouts were capped at 200% of the plan payout for our executive leadership team, including our named executive officers. Our Compensation Committee selected these metrics to reward the achievement of short-term performance goals that it believes are key indicators of our ability to generate long-term stockholder value. A description of each performance metric under the Cash Incentive Bonus Plan for Fiscal Year 2026 is below:

METRIC	WHAT IT IS	WHY IT’S IMPORTANT

Quarterly Product Revenue	Quarterly product revenue calculated in accordance with GAAP, as publicly reported in our quarterly earnings reports.	Because we recognize product revenue based on platform consumption, product revenue is a key indicator of customer satisfaction and the value derived from our platform.

GATE METRICS (FOR FUNDING ABOVE 100%)

Quarterly Non-GAAP Product Gross Margin(1)	Quarterly non-GAAP product gross margin, as publicly reported in our quarterly earnings reports.	Quarterly non-GAAP product gross margin aligns bonus opportunity with long-term financial achievement, acting as a counterbalance to quarterly product revenue growth by creating incentives to balance costs and growth.

Quarterly Non-GAAP Operating Margin(1)	Quarterly non-GAAP operating margin, as publicly reported in our quarterly earnings reports.	Quarterly non-GAAP operating margin aligns bonus opportunity with objective indications of profitability, acting as another counterbalance to quarterly product revenue growth.

Year-over-Year Rated Consumption Growth in Specific Product Categories	The year-over-year percentage increase in rated consumption generated by operations run by or on behalf of customers in specific product categories. Each quarter, the Compensation Committee determines the specific product categories, and the types of operations that contribute to rated consumption within those product categories, that will be included in this metric for the period. If there are multiple product categories being measured for a single quarter, the Compensation Committee will define target growth rates for each product category, and achievement of each target will be required to meet this gate metric.	The year-over-year rated consumption growth in our product categories is a strong indicator of customer satisfaction and the value derived from specific product categories offered by our platform, which we believe is a good measure of the effectiveness of our multi-product go-to-market strategy.

(1)Non-GAAP product gross profit and non-GAAP operating margin are each defined as the respective GAAP measure, excluding, as applicable, the effect of (i) stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, (ii) amortization of acquired intangibles, (iii) expenses associated with acquisitions and strategic investments, (iv) restructuring charges, net of associated income and recoveries, and (v) asset impairment related to office facility exit, net of associated sublease income, if any. See our earnings press release for the fiscal fourth quarter and fiscal year ended January 31, 2026 furnished as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on February 25, 2026 for additional information on these measures.

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Corporate Performance Goals - Targets and Attainment
Target achievement levels for each of the corporate performance metrics under our Cash Incentive Bonus Plan for Fiscal Year 2026 were typically set by our Compensation Committee in the first month of each fiscal quarter. For example, target achievement levels for the quarter ended April 30, 2025 were set by our Compensation Committee in late February 2025. The table below indicates whether we attained our target achievement levels for our corporate performance metrics in each quarter of Fiscal Year 2026. For product revenue, we treat 100% as the target achievement level. We are not disclosing quarterly target achievement levels for any of our performance metrics as these amounts represent confidential financial information, the disclosure of which would result in competitive harm. Target achievement levels were set by our Compensation Committee in such a manner as to be challenging to attain.

PERFORMANCE METRIC	Q1FY26 ATTAINMENT	Q2FY26 ATTAINMENT	Q3FY26 ATTAINMENT	Q4FY26 ATTAINMENT

Product Revenue	Target Exceeded	Target Exceeded	Between Threshold and Target	Between Threshold and Target

GATE METRICS (FOR FUNDING ABOVE 100%)

Non-GAAP Product Gross Margin Gate	Target Met	Target Met	N/A(2)	N/A(2)
Non-GAAP Operating Margin Gate	Target Met	Target Met	N/A(2)	N/A(2)
Year-over-Year Rated Consumption Growth Gate(1)	Target Met	Target Met	N/A(2)	N/A(2)
(1)The product category for the year-over-year rated consumption growth gate was Data Engineering for the first and third quarters of Fiscal Year 2026 and Analytics for the second and fourth quarters of Fiscal Year 2026.
(2)Because we did not attain 100% of the product revenue target for the third and fourth quarters of Fiscal Year 2026, attainment of the applicable gate metrics for funding acceleration above 100% was not applicable.
We funded the bonus pool for our named executive officers at approximately 103.0% for Fiscal Year 2026, which is the average funding percentage based on actual quarterly attainment of each performance metric and quarterly funding of the bonus pool based on that attainment set forth in the table above. No adjustments were made for individual performance.
Our Compensation Committee awarded the following total cash bonuses under the Cash Incentive Bonus Plan to each of our named executive officers in Fiscal Year 2026:

NAMED EXECUTIVE OFFICER	TOTAL CASH BONUS ($)

Sridhar Ramaswamy	772,407
Brian Robins(1)	178,846
Christian Kleinerman	360,457
Vivek Raghunathan	257,469
Michael Gannon(1)	455,298
Michael P. Scarpelli(1)	265,638
(1)Represents prorated cash bonuses awarded to the named executive officer based on partial service during Fiscal Year 2026.

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
LONG-TERM EQUITY INCENTIVE AWARDS
We view long-term incentive compensation in the form of equity awards as a critical component of our executive compensation program. The realized value of these equity awards is directly impacted by the price of our common stock, and, therefore, these awards are an incentive for our named executive officers to create long-term value for our stockholders. Equity awards also help us retain qualified executive officers in a competitive market.
Fiscal Year 2026 Equity Award Summary
As part of its annual review of our executive compensation program for Fiscal Year 2026, and after taking into consideration a peer group analysis, recommendations from management, and the other factors described above, our Compensation Committee granted a combination of annual “refresh” RSU awards and PRSU awards to Mr. Ramaswamy, Mr. Kleinerman, and Mr. Raghunathan in early Fiscal Year 2026. The total intended equity grant value was $24,500,000 for Mr. Ramaswamy, $15,000,000 for Mr. Kleinerman, and $10,000,000 for Mr. Raghunathan. For these awards, 70% of the total intended equity grant value was delivered in the form of a PRSU award to each of Mr. Ramaswamy and Mr. Raghunathan and 67% of the total intended equity grant value was delivered in the form of a PRSU award to Mr. Kleinerman to heavily align these incentive awards to company performance goals. Mr. Scarpelli was not granted any equity awards during Fiscal Year 2026 due to his announcement in late February that he intended to resign.
In connection with new executive appointments in Fiscal Year 2026, our Compensation Committee evaluated prevailing market practices and the highly competitive landscape for talent within the technology sector. To effectively attract and incentivize high-caliber leadership, the Compensation Committee approved the following new-hire equity awards: Mr. Robins received two RSU awards with an intended value of $28,000,000 (CFO New Hire RSU award) and $2,500,000 (CFO Corporate RSU award), respectively, in connection with his appointment as Chief Financial Officer in September 2025; Mr. Gannon received an RSU award with an intended value of $50,000,000, a PRSU award with an intended target value of $5,000,000 on the same terms as the annual “refresh” PRSU awards described above, and a special revenue PRSU (CRO Revenue PRSU) with an intended maximum value of $2,500,000 in connection with his appointment as Chief Revenue Officer in March 2025.
Annual “Refresh” Equity Awards

NAMED EXECUTIVE OFFICER	RSU AWARD (# OF SHARES)	TARGET PRSU AWARD (# OF SHARES)	ACHIEVED PRSU AWARD (# OF SHARES)

Sridhar Ramaswamy	42,254	98,592	101,402
Christian Kleinerman	28,744	57,488	59,126
Vivek Raghunathan	17,247	40,242	41,389
New-Hire Equity Awards

NAMED EXECUTIVE OFFICER	RSU AWARD (# OF SHARES)	TARGET PRSU AWARD (# OF SHARES)	ACHIEVED PRSU AWARD (# OF SHARES)	MAXIMUM CRO REVENUE PRSU AWARD (# OF SHARES)	ACHIEVED CRO REVENUE PRSU AWARD (# OF SHARES)

Brian Robins	136,840	—	—	—	—
	12,218	—	—	—	—
Michael Gannon	319,408	31,941	32,851	15,971	3,428

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Vesting Schedule and Performance Conditions
The annual “refresh” RSU awards granted to Mr. Ramaswamy, Mr. Kleinerman, and Mr. Raghunathan vest over four years with 6.25% of the shares underlying the RSU awards vesting quarterly beginning on June 8, 2025, subject to the named executive officer’s continuous service through each applicable vesting date. Mr. Robins’ CFO New Hire RSU award vests over four years with 7.5% of the shares underlying the award vesting on each of the first eight quarterly vest dates beginning on December 8, 2025 and 5% vesting each quarter thereafter, and his CFO Corporate RSU award vests over four years with 6.25% of the shares underlying the award vesting quarterly beginning on December 8, 2025, in each case subject to his continuous service through each applicable vesting date. Mr. Gannon’s new hire RSU award vests over four years with 10.42% of the shares underlying the award vesting on September 8, 2025 and 6.25% vesting each quarter thereafter, subject to his continuous service through each applicable vesting date.
Our named executive officers who received an annual “refresh” PRSU award and Mr. Gannon (with respect to his PRSU award that was on the same terms as the annual “refresh” awards) had the opportunity to earn between 0% and 120% of the target PRSU award based on the weighted-average achievement of certain company annual performance metrics during the performance period of Fiscal Year 2026, as determined by our Compensation Committee. Our Compensation Committee chose rigorous performance metrics and set target achievement levels of those metrics in such a manner as to be challenging to attain. The weighted-average achievement was required to be at least 80% of the target achievement for any of the PRSUs to vest. We are not disclosing annual target achievement levels for any of our performance metrics as these amounts represent confidential financial information, the disclosure of which would result in competitive harm. Based on the weighted final achievement of the performance metrics, our Compensation Committee determined that the attainment of the PRSU awards for Fiscal Year 2026 was approximately 102.9% of the target number of shares for each of our named executive officers who received a PRSU award. The achieved PRSU awards for Fiscal Year 2026 are set forth above. Actual results may be adjusted by the Board of Directors or the Compensation Committee for one-time, unbudgeted, or unexpected items. No adjustments were made to our named executive officers’ PRSU awards for Fiscal Year 2026.
The number of shares subject to the PRSU awards that became eligible to vest based on the achievement of the performance metrics (i.e., achieved PRSU awards) will vest over four years as follows: 25% of these PRSUs vested on March 8, 2026 and 6.25% of these PRSUs vest each quarter thereafter, subject to the named executive officer's continuous service through each applicable vesting date. Below is a description of each performance metric and its weighting:

METRIC AND WEIGHTING	WHAT IT IS	WHY IT’S IMPORTANT

Annual Total Revenue Weighting: 50%	Annual total revenue calculated in accordance with GAAP, as publicly reported in our annual earnings reports.
Annual total revenue includes product revenue as well as professional services and other revenue. Because we recognize product revenue based on platform consumption, product revenue is a key indicator of customer satisfaction and the value derived from our platform. Professional services and other revenue is a strong indicator of customer investment in our platform.
Our Compensation Committee chose annual total revenue as a key metric for these PRSU awards to provide a broader and longer-term incentive structure compared to the metric of quarterly product revenue used by our Cash Incentive Bonus Plan.

Annual Non-GAAP Adjusted Free Cash Flow(1) Weighting: 25%	Annual non-GAAP adjusted free cash flow, as publicly reported in our annual earnings reports.	Annual non-GAAP adjusted free cash flow is an indicator of the strength and performance of our core business operations.

Annual Non-GAAP Operating Margin Weighting: 25%	Annual non-GAAP operating margin, as publicly reported in our annual earnings reports.	Annual non-GAAP operating margin incentivizes management to focus on annual profitability, acting as a counterbalance to annual total revenue growth.

(1)Non-GAAP adjusted free cash flow is defined as non-GAAP free cash flow plus (minus) net cash paid (received) on employer and employee payroll tax-related items on employee stock transactions. Non-GAAP free cash flow is defined as net cash provided by operating activities calculated in accordance with GAAP reduced by purchases of property and equipment and capitalized software development costs. See our earnings press release for the fiscal fourth quarter and fiscal year ended January 31, 2026 furnished as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on February 25, 2026 for additional information on these measures.

Snowflake Inc. 2026 Proxy Statement	49

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
The Compensation Committee chose to grant PRSUs rather than option awards for the annual equity grants because, even more than option awards, PRSUs incentivize both aggressive short-term growth as well as long-term value-creation. PRSUs encourage short-term growth by encouraging over-achievement on aggressive company performance goals during Fiscal Year 2026, which determines the number of PRSUs that will become eligible to vest, and PRSUs encourage long-term value-creation by incorporating a multi-year service requirement to receive the full benefit of any such achievement.
For Mr. Gannon, the Compensation Committee determined to grant the additional CRO Revenue PRSU award in connection with his appointment as Chief Revenue Officer to create a direct alignment of his sales leadership performance with stockholder valuation creation, which was structured as follows: The value of the actual number of shares of common stock earned under the CRO Revenue PRSU award would equal $500,000 for every 100 basis points that the Company’s actual total revenue for the fiscal year ended January 31, 2026 exceeds the revenue target for such period, with achievement determined on a linear basis (Earned Revenue PRSU Amount). The number of shares representing the Earned Revenue PRSU Amount would be determined based on the conversion price calculated in accordance with our standard practice for new hires, which was $156.54. The Compensation Committee determined the achievement of the CRO Revenue PRSU award following the end of Fiscal Year 2026, based on which the shares representing 25% of the Earned Revenue PRSU Amount vest quarterly beginning on March 8, 2026.
All of Mr. Gannon’s then-unvested equity awards will be forfeited following the termination of the consulting agreement we entered into with him, which will be no later than September 21, 2026, as further described below. The following table sets forth a summary of Mr. Gannon’s outstanding equity awards, including the number of shares expected to be forfeited following the termination of his consulting agreement, as of the date of this Proxy Statement:

AWARD	RSUs GRANTED / PRSUs ACHIEVED (# OF SHARES)	UNVESTED (# OF SHARES)	EXPECTED TO BE FORFEITED (# OF SHARES)

New-Hire RSU Award	319,408	246,200	206,274
New-Hire PRSU Award	32,851	24,368	20,531
CRO Revenue PRSU Award	3,428	2,571	857
FY2027 Refresh RSU Award	28,478	28,478	24,919
FY2027 Refresh PRSU Award	100% will be forfeited due to the three-year cliff.

50	Snowflake Inc. 2026 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
OTHER FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM
OFFER LETTERS AND OTHER COMPENSATORY ARRANGEMENTS
We have entered into an offer letter with each of our named executive officers, the terms of which are described below. Each of our executive officers has also executed our standard form of proprietary information and invention assignment agreement.
Sridhar Ramaswamy
In February 2024, we entered into an amended and restated offer letter with Sridhar Ramaswamy in connection with his appointment as our CEO. The offer letter provides for at-will employment and has a three-year initial term. Mr. Ramaswamy’s offer letter sets forth an annual base salary, an annual incentive bonus under our Cash Incentive Bonus Plan, and equity awards pursuant to our 2020 Plan. The equity awards were granted during Fiscal Year 2025 and vesting of those equity awards granted to Mr. Ramaswamy pursuant to his offer letter is subject to his continuous service in his capacity as CEO through each applicable vesting date. See the “Outstanding Equity Awards at January 31, 2026” table below for additional information.
Mr. Ramaswamy is eligible for severance and change in control benefits under our amended Severance and Change in Control Plan and under his offer letter, including vesting acceleration with respect to his equity awards described above. See the section titled “Potential Payments upon Termination or Change in Control” below.
Brian Robins
In August 2025, we entered into an offer letter with Brian Robins in connection with his appointment as Chief Financial Officer. The offer letter provides for at-will employment and sets forth an annual base salary, an annual incentive bonus under our Cash Incentive Bonus Plan, and equity awards pursuant to our 2020 Plan.
The equity awards were as follows: (i) an RSU award with respect to 136,840 shares of our common stock having an intended value of $28,000,000, with 7.5% vesting on each of the first eight quarterly vest dates beginning on December 8, 2025 and 5% vesting each quarter thereafter; and (ii) an additional RSU award with respect to 12,218 shares of our common stock having an intended value of $2,500,000, with 6.25% vesting each quarter beginning on December 8, 2025. Both RSU awards were granted in October 2025 and vesting of each RSU award is subject to Mr. Robins’ continuous service through each applicable vesting date. In accordance with the terms of his offer letter, Mr. Robins was also granted "refresh" equity awards with respect to shares of the Company’s common stock valued at $5,000,000 that were split between an RSU award and a PRSU award during the fiscal year ended January 31, 2027.
The offer letter also provides that Mr. Robins is eligible for a $25,000 relocation advance and reimbursement for any additional reasonable, pre-approved relocation expenses in excess of $25,000, in each case on a grossed-up basis (collectively, the Relocation Benefits). If, prior to the one-year anniversary of Mr. Robins’ start date, he resigns without “good reason” or his employment is terminated by us for “cause” (such terms as defined in our amended Severance and Change in Control Plan), Mr. Robins is required to repay to us the gross amount of the Relocation Benefits.
Mr. Robins is eligible for severance and change in control benefits under our amended Severance and Change in Control Plan and under his offer letter. See the section titled “Potential Payments upon Termination or Change in Control” below.
Christian Kleinerman
In August 2023, we entered into a confirmatory offer letter with Christian Kleinerman. The offer letter provides for at-will employment and has a three-year initial term. Mr. Kleinerman’s offer letter sets forth an annual base salary, an annual incentive bonus under our Cash Incentive Bonus Plan, and equity awards pursuant to our 2020 Plan. Mr. Kleinerman is eligible for severance and change in control benefits under our amended Severance and Change in Control Plan. See the section titled “Potential Payments upon Termination or Change in Control” below.

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
Vivek Raghunathan
In September 2024, we entered into a confirmatory offer letter with Vivek Raghunathan. The offer letter provides for at-will employment and has a three-year initial term. Mr. Raghunathan’s offer letter sets forth an annual base salary, an annual incentive bonus under our Cash Incentive Bonus Plan, and equity awards pursuant to our 2020 Plan. Mr. Raghunathan is eligible for severance and change in control benefits under our amended Severance and Change in Control Plan. See the section titled “Potential Payments upon Termination or Change in Control” below.
Michael Gannon
In March 2025, we entered into an offer letter with Michael Gannon in connection with his appointment as Chief Revenue Officer. The offer letter provided for at-will employment, set forth an annual base salary, an annual incentive bonus under our Cash Incentive Bonus Plan, and equity awards pursuant to our 2020 Plan, and had no force or effect following Mr. Gannon’s termination of service as Chief Revenue Officer in March 2026, except as provided therein. The offer letter also provided that Mr. Gannon was eligible to earn a $1,900,000 sign-on bonus, which was advanced to him, by completing one year of continuous employment with us. If, prior to the one-year anniversary of his start date, Mr. Gannon resigned without “good reason” or his employment was terminated by us for “cause” (such terms as defined in our amended Severance and Change in Control Plan), Mr. Gannon would be required to repay to us the amount of the sign-on bonus. Mr. Gannon completed one year of continuous employment before his departure and therefore earned the sign-on bonus we advanced to him. During the term of his employment as Chief Revenue Officer, Mr. Gannon was eligible for severance and change in control benefits under our amended Severance and Change in Control Plan. See the section titled “Potential Payments upon Termination or Change in Control” below.
The equity awards were as follows: (i) an RSU award with respect to 319,408 shares of our common stock having an intended value of $50,000,000, with 10.42% vested on September 8, 2025 and 6.25% vesting each quarter thereafter; (ii) a PRSU award with respect to a target amount of 31,941 shares of our common stock having an intended target value of $5,000,000 (and a maximum amount of 38,329 shares of our common stock), with 25% of the achieved PRSUs vested on March 8, 2026 and 6.25% of the achieved PRSUs vesting each quarter thereafter; and (iii) a special CRO Revenue PRSU award with a maximum amount of 15,971 shares having an intended maximum value of $2,500,000, with 25% of the achieved CRO Revenue PRSUs vested on March 8, 2026 and 25% of the achieved CRO Revenue PRSUs vesting each quarter thereafter. The equity awards were granted in April 2025 and vesting of those equity awards is subject to Mr. Gannon’s continuous service through each applicable vesting date. The PRSU awards granted to Mr. Gannon became eligible to vest upon the completion of the performance period ended January 31, 2026 based on the actual achievement with respect to the respective performance metrics for such period, as described in the section above titled “Fiscal Year 2026 Executive Compensation Program—Long-Term Equity Incentive Awards.”
In March 2026, we entered into a separation agreement and a consulting agreement with Mr. Gannon (collectively, the Separation and Consulting Agreements), setting forth the terms of his separation on April 1, 2026 (Separation Date) and post-employment advisory role. Under the Separation and Consulting Agreements, Mr. Gannon agreed to provide transitional consulting services as an independent contractor for approximately six months after the Separation Date (with the last date no later than September 21, 2026). In exchange for these services and a general waiver and release of claims against us, and subject to the terms and conditions of the Separation and Consulting Agreements, Mr. Gannon received (i) a cash payment equal to 100% of his annual base salary, (ii) payments of the premiums to continue his existing health benefits for six months after the Separation Date, to the extent he elects to continue such benefits under applicable law, and (iii) continued vesting of his outstanding equity awards in accordance with their terms during the term of his Consulting Agreement. All of Mr. Gannon’s then-unvested equity awards will be forfeited upon the termination of the Consulting Agreement.
Michael P. Scarpelli
In August 2023, we entered into a confirmatory offer letter with Michael P. Scarpelli. The offer letter provided for at-will employment, had a three-year initial term, and had no force or effect following Mr. Scarpelli’s resignation as Chief Financial Officer in September 2025. During the term of his employment as Chief Financial Officer, Mr. Scarpelli was eligible for severance and change in control benefits under our amended Severance and Change in Control Plan. Mr. Scarpelli did not receive any severance benefits in connection with his resignation as our Chief Financial Officer in September 2025 or termination of employment in November 2025.

52	Snowflake Inc. 2026 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
In February 2025, after Mr. Scarpelli notified us of his intention to retire as Chief Financial Officer, we entered into a consulting agreement with Mr. Scarpelli setting forth the terms of his post-employment advisory role. The consulting agreement was intended to incentivize Mr. Scarpelli to remain available and engaged with us during the search for our next Chief Financial Officer and to support continuity and a smooth transition. Under the consulting agreement, Mr. Scarpelli will serve as an independent contractor for a 12-month term following the date he ceases employment, which was November 7, 2025, and his outstanding equity awards will continue to vest in accordance with their terms during such period. In addition, we will pay the insurance premiums for Mr. Scarpelli to continue his existing health benefits during such period, to the extent he elects to continue such benefits under applicable law.
OTHER BENEFITS
Welfare and Health Benefits
Our U.S. employees, including our named executive officers, participate in various health and welfare employee benefits under plans sponsored by us. These plans offer various benefits, including medical, dental, and vision coverage; life insurance, accidental death and dismemberment, and disability coverage; and flexible spending accounts, among others. All employees, including our named executive officers, who work 20 or more hours per week are eligible for these benefits. The cost of this coverage is primarily paid for by us, with employees paying a portion of the cost through payroll deductions. We pay the premiums for the life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide material perquisites or other personal benefits to our named executive officers. However, we may provide perquisites or other personal benefits in limited circumstances. For example, during Fiscal Year 2026, in order to incentivize Mr. Robins to serve as our Chief Financial Officer, our Compensation Committee approved the Relocation Benefits we provided to him described above under the section titled “Other Features of Our Executive Compensation Program—Offer Letters and Other Compensatory Arrangements—Brian Robins.” All future practices with respect to perquisites or other personal benefits for our named executive officers will be approved and subject to periodic review by our Compensation Committee.
Employee Stock Purchase Plan
We offer our employees, including our named executive officers, the opportunity to purchase shares of our common stock at a discount under our 2020 Employee Stock Purchase Plan (ESPP). Pursuant to the ESPP, all eligible employees, including our named executive officers, may allocate up to 15% of their earnings (as defined in the ESPP) during a six-month offering period to purchase our common stock at a 15% discount to the per share market price of our common stock on the first or the last day of the offering period, whichever is lower, subject to specified limits.
Nonqualified Deferred Compensation
During Fiscal Year 2026, our U.S. employees, including our named executive officers, did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.
401(k) Plan
We maintain a tax-qualified retirement plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer compensation up to certain limits imposed by the Internal Revenue Code of 1986, as amended (Code). We have the ability to make matching and discretionary contributions to the 401(k) plan but have not done so to date. Employee contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their own contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions by employees, and income earned on those contributions, are not taxable to employees until withdrawn or distributed from the 401(k) plan. The 401(k) plan also permits contributions to be made on a post-tax basis for those employees participating in the Roth 401(k) and after-tax plan components.

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
INCENTIVE COMPENSATION RECOUPMENT POLICY
In August 2023, our Board of Directors adopted a policy on the recoupment of incentive compensation (Clawback Policy) that complies with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as implemented by the NYSE listing standards and the SEC’s rules and regulations. The Clawback Policy applies to compensation received by covered executive officers on or after October 2, 2023. A copy of our Clawback Policy is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 filed with the SEC.
TAX AND ACCOUNTING IMPLICATIONS
Under Topic 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record stock-based compensation expense on an ongoing basis in accordance with Topic 718.
Under Section 162(m) of the Code (Section 162(m)), compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although our Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, it also looks at other factors in making its decisions and retains the flexibility to provide compensation for our named executive officers in a manner consistent with the goals of our executive compensation program and the best interests of Snowflake and its stockholders, which may include providing for compensation that is not deductible due to the deduction limit under Section 162(m).
COMPENSATION RISK ASSESSMENT
Our Compensation Committee believes that our employee compensation policies and programs do not encourage excessive and unnecessary risk-taking and are not reasonably likely to have a material adverse effect on our Company. Our Compensation Committee oversaw the performance of a risk assessment of our compensation policies and programs as generally applicable to our employees to ascertain any potential material risks that may be created by our compensation programs. The Compensation Committee considered the findings of the assessment conducted by management, and concluded that our compensation programs (i) are designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy, and (ii) do not encourage employees to take unnecessary or excessive risks, including any risks that are reasonably likely to materially harm our business or financial condition, after considering mitigating controls.
STOCK OWNERSHIP GUIDELINES
To help align our directors’ and executive officers’ interests with those of our stockholders, we have adopted stock ownership guidelines. Within five years of becoming subject to the guidelines, our non-employee directors are expected to hold Snowflake stock valued at not less than five times their total annual cash retainer for Board and Board committee service. Within five years of becoming subject to the guidelines, our Chief Executive Officer and Chief Financial Officer are expected to hold Snowflake stock valued at not less than five times such officer’s respective annual base salary, and for our other executive officers, two times such officer’s annual base salary. Stock ownership for purposes of the stock ownership guidelines include the following: (i) shares of stock owned directly and (ii) shares of common stock beneficially owned indirectly. Stock ownership does not include shares underlying outstanding stock options or restricted stock units, or unvested shares of common stock issued upon early exercise of stock options. All of our directors and executive officers, other than those who joined us during Fiscal Year 2026 and are expected to be in compliance within the required five-year period following their start date, were in compliance with the guidelines as of January 31, 2026.

54	Snowflake Inc. 2026 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
REPORT OF THE
COMPENSATION COMMITTEE
of the Board of Directors
Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (CD&A) contained in this Proxy Statement. Based on this review and discussion, our Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement, and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 31, 2026.
Members of the Compensation Committee
Jayshree V. Ullal, Chair
Mark D. McLaughlin
William F. Scannell

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC, and is not deemed to be incorporated by reference in any filing of Snowflake under the Securities Act or the Exchange Act, other than Snowflake’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Snowflake Inc. 2026 Proxy Statement	55

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
SUMMARY COMPENSATION TABLE
The following table presents all of the compensation awarded to, earned by, or paid to our named executive officers for the fiscal years ended January 31, 2026, 2025, and 2024, as applicable. The amounts reported in the “Stock Awards” column for Mr. Robins and Mr. Gannon represent the aggregate grant date fair value of their respective initial new-hire equity awards.

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)(1)	BONUS ($)(2)	STOCK AWARDS ($)(3)	OPTION AWARDS ($)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)(6)

Sridhar Ramaswamy Chief Executive Officer	2026	750,000	—	20,787,461	—	772,407	624	22,310,492
	2025	725,137	—	25,047,811	74,764,494	780,619	7,314	101,325,374

Brian Robins Chief Financial Officer(7)	2026	180,822	—	37,295,802	—	178,846	39,127	37,694,597

Christian Kleinerman EVP, Product Management	2026	450,000	—	12,726,981	—	360,457	624	13,538,062
	2025	450,000	—	14,858,161	—	364,289	708	15,673,158
	2024	425,000	—	12,926,504	—	179,380	702	13,531,586
Vivek Raghunathan SVP, Engineering	2026	500,000	—	8,484,802	—	257,469	624	9,242,895
	2025	428,470	—	10,279,530	—	183,658	708	10,892,366

Michael Gannon Former Chief Revenue Officer(8)	2026	443,836	1,900,000	47,606,595	—	455,298	5,400	50,411,129

Michael P. Scarpelli Former Chief Financial Officer(7)	2026	383,562	—	—	—	265,638	6,988	656,187
	2025	500,000	—	29,715,833	—	520,413	708	30,736,954
	2024	400,000	—	12,003,043	—	410,010	708	12,813,761
(1)The amounts reported in this column represent the base salary earned by each of our named executive officers for the indicated fiscal years.
(2)The amount reported in this column for Mr. Gannon represents a sign-on bonus advanced in Fiscal Year 2026, which became earned once Mr. Gannon completed one (1) year of continuous employment with us and would have been subject to repayment had Mr. Gannon’s employment been terminated before the one-year anniversary under certain circumstances.
(3)The amounts reported in these columns do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of the RSU awards, PRSU awards, and stock options, as applicable, granted during the applicable fiscal year, computed in accordance with the provisions of Topic 718. The assumptions used in calculating the grant date fair value of the equity awards reported in these columns are set forth in Note 2 and Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026. The amounts for the PRSUs granted in Fiscal Year 2026 included within the total amount in this column reflect the grant date fair value based upon the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance achievement, the aggregate grant date fair value of the PRSUs granted in Fiscal Year 2026 would have been the following higher amounts: Mr. Ramaswamy — $17,461,373, Mr. Gannon — $5,117,305 and $2,132,288 (CRO Revenue PRSUs), Mr. Kleinerman — $10,181,644, and Mr. Raghunathan — $7,127,121. Mr. Robins and Mr. Scarpelli did not receive a PRSU award in Fiscal Year 2026. For option awards, our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of the shares underlying such stock options. See the “Grants of Plan-Based Awards in Fiscal Year 2026” and “Outstanding Equity Awards at January 31, 2026” tables below for additional information.

56	Snowflake Inc. 2026 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
(4)The amounts reported in this column represent total bonuses earned based on the achievement of company performance goals under our Cash Incentive Bonus Plan as determined by our Compensation Committee. See the section titled “Corporate Performance Goals—Targets and Attainment” for additional information.
(5)The amounts reported in this column for Fiscal Year 2026 include (i) premiums for the life, disability and accidental death and dismemberment insurance paid by us on behalf of each named executive officer; (ii) $25,000 in relocation expense and $13,971 in associated tax gross-up for Mr. Robins; (iii) tax gross-up in connection with a certain Company event for Mr. Gannon; and (iv) continued health benefits for Mr. Scarpelli paid by us after his termination of employment in November 2025.
(6)Certain amounts reported in this column may not sum exactly due to rounding.
(7)Effective September 22, 2025, Mr. Robins was appointed as Chief Financial Officer to succeed Mr. Scarpelli. Mr. Scarpelli remained an employee of the Company until November 7, 2025.
(8)Mr. Gannon departed from his position as Chief Revenue Officer of the Company, effective March 31, 2026. Mr. Gannon was originally appointed effective March 14, 2025. We entered into the Separation and Consulting Agreements with Mr. Gannon as further described above under the section titled “Other Features of Our Executive Compensation Program—Offer Letters and Other Compensatory Arrangements—Michael Gannon.”
GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2026
The following table presents information regarding each plan-based award granted to our named executive officers during the fiscal year ended January 31, 2026.

			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)

NAME	AWARD TYPE	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)	ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(3)

Sridhar Ramaswamy	Annual Cash	—	637,500	750,000	1,650,000	—	—	—	—	—
	RSU Award	3/10/2025	—	—	—	—	—	—	42,254	6,236,268
	PRSU Award	3/10/2025	—	—	—	49,296	98,592	118,310	—	14,551,193
Brian Robins	Annual Cash(4)	—	153,699	180,822	397,808	—	—	—	—	—
	RSU Award	10/8/2025	—	—	—	—	—	—	136,840	34,238,736
	RSU Award	10/8/2025	—	—	—	—	—	—	12,218	3,057,066
Christian Kleinerman	Annual Cash	—	297,500	350,000	770,000	—	—	—	—	—
	RSU Award	3/10/2025	—	—	—	—	—	—	28,744	4,242,327
	PRSU Award	3/10/2025	—	—	—	28,744	57,488	68,986	—	8,484,654
Vivek Raghunathan	Annual Cash	—	212,500	250,000	550,000	—	—	—	—	—
	RSU Award	3/10/2025	—	—	—	—	—	—	17,247	2,545,485
	PRSU Award	3/10/2025	—	—	—	20,121	40,242	48,290	—	5,939,317
Michael Gannon	Annual Cash(4)	—	377,260	443,836	976,438	—	—	—	—	—
	RSU Award	4/8/2025	—	—	—	—	—	—	319,408	42,644,162
	PRSU Award	4/8/2025	—	—	—	15,971	31,941	38,329	—	4,520,382
	CRO Revenue PRSU Award(5)	4/8/2025	—	—	—	—	—	15,971	—	442,052
Michael P. Scarpelli	Annual Cash(4)	—	318,750	375,000	825,000	—	—	—	—	—

(1)These amounts represent threshold, target, and maximum annual bonus amounts under our Cash Incentive Bonus Plan for each named executive officer for Fiscal Year 2026, and do not represent actual compensation earned by our named executive officers for Fiscal Year 2026. Target bonuses were set as a percentage of each named executive officer’s base salary for Fiscal Year 2026 as follows: 100% for Mr. Ramaswamy, Mr. Robins, Mr. Gannon, and Mr. Scarpelli, 78% for Mr. Kleinerman, and 50% for Mr. Raghunathan. Amounts reported in the “Threshold” column assume we achieved threshold performance in all four quarters of Fiscal Year 2026. The dollar value of the actual payments for these awards is included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above. For Fiscal Year 2026, individual maximum payout amounts for our named executive officers were capped at 200% of their bonus plan payout based on the actual bonus pool funding, which was capped at 110%, and none of our named executive officers received bonus payouts in excess of the corporate funding during any of the fiscal quarters.

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(2)As described in further detail under the section titled “Compensation Discussion and Analysis—Long-Term Equity Incentive Awards,” the PRSUs granted to our named executive officers (other than the CRO Revenue PRSUs) became eligible to vest based on our performance with respect to three metrics: annual total revenue (weighted at 50%), non-GAAP operating margin (weighted at 25%), and non-GAAP adjusted free cash flow (weighted at 25%), for the fiscal year ended January 31, 2026. Amounts reported in the “Threshold” column assume that 50% of the target PRSUs will vest, and amounts reported in the “Maximum” column assume that 120% of the target PRSUs will vest. The actual number of PRSUs that became eligible to vest based on our performance is included in the “Stock Awards – Number of Shares or Units of Stock that Have Not Vested” column of the “Outstanding Equity Awards at January 31, 2026” table below.
(3)The amounts reported in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the grant date fair value of each RSU award and PRSU award, as applicable, granted during the fiscal year ended January 31, 2026, computed in accordance with the provisions of Topic 718. The assumptions used in calculating the grant date fair value of the equity awards reported in these columns are set forth in Note 2 and Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026. The amounts for the PRSUs granted in Fiscal Year 2026 included within the total amount in this column reflect the grant date fair value based upon the probable outcome of the performance conditions (as described under the section titled “Compensation Discussion and Analysis— Fiscal Year 2026 Executive Compensation Program”) as of the grant date.
(4)The amounts in the corresponding columns represent the prorated threshold, target, and maximum bonus amounts, respectively, based on the effective target bonus opportunities during the periods in which the named executive officer was eligible for bonus plan payout.
(5)Represents the CRO Revenue PRSUs that do not have any threshold or target amount. The "Maximum" column assumes that the maximum number of the CRO Revenue PRSUs will vest pursuant to the terms of the award. The actual number of the CRO Revenue PRSUs that became eligible to vest based on our performance is included in the “Stock Awards – Number of Shares or Units of Stock that Have Not Vested” column of the “Outstanding Equity Awards at January 31, 2026” table below.

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OUTSTANDING EQUITY AWARDS AT JANUARY 31, 2026
The following table presents certain information about outstanding equity awards granted to our named executive officers that remained outstanding as of January 31, 2026. These equity awards are subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”

	OPTION AWARDS					STOCK AWARDS

NAME	GRANT DATE(1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	GRANT DATE(1)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(2)

Sridhar Ramaswamy	3/20/2024	367,964(3)	591,944(3)	163.04	3/19/2031
						12/29/2023	90,981(4)	17,532,039
						3/20/2024	61,119(5)	11,777,631
						5/21/2024	18,106(6)	3,489,026
						3/10/2025	34,332(7)	6,615,776
						3/10/2025	101,402(8)	19,540,165
Brian Robins						10/8/2025	126,577(9)	24,391,388
						10/8/2025	11,455(10)	2,207,379
Christian Kleinerman	3/9/2022	51,284(11)	2,231(11)	207.56	3/8/2032
						3/9/2022	1,108(12)	213,512
						3/15/2023	14,471(13)	2,788,562
						3/15/2023	15,573(14)	3,000,917
						3/20/2024	15,379(15)	2,963,533
						3/20/2024	32,088(5)	6,183,358
						3/10/2025	23,355(7)	4,500,509
						3/10/2025	59,126(8)	11,393,580
Vivek Raghunathan						6/15/2023	93,543(16)	18,025,736
						10/21/2024	50,154(17)	9,664,676
						3/10/2025	14,014(7)	2,700,498
						3/10/2025	41,389(8)	7,975,660
Michael Gannon						4/8/2025	266,163(18)	51,289,610
						4/8/2025	32,851(8)	6,330,388
						4/8/2025	3,428(19)	660,576
Michael P. Scarpelli	8/27/2019	219,299(20)	—	8.88	8/26/2029
	3/9/2022	66,669(11)	2,900(11)	207.56	3/8/2032
						3/9/2022	1,441(12)	277,681
						3/15/2023	13,437(13)	2,589,310
						3/15/2023	14,460(14)	2,786,442
						3/20/2024	67,932 (5)	13,090,496
(1)All equity awards listed in this table that were granted prior to our IPO in September 2020 were granted pursuant to our 2012 Equity Incentive Plan (2012 Plan), and all other equity awards listed in this table were granted pursuant to our 2020 Plan.
(2)The market value of shares or units of stock that have not yet vested is based on the closing price of our common stock on January 30, 2026, the last trading day of Fiscal Year 2026, which was $192.70 per share.

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(3)The shares underlying the option vest in equal monthly installments over 60 months starting on March 27, 2024, subject to Mr. Ramaswamy's continuous service in his capacity as CEO through each such vesting date.
(4)7.45% of the shares underlying the RSU award vested on March 15, 2024, and 5% of the shares vest each quarter thereafter, subject to the named executive officer’s continuous service through each such vesting date.
(5)For Mr. Ramaswamy and Mr. Kleinerman, 25% of the shares underlying the PRSU award vested on March 20, 2025 and 6.25% of the shares vest each quarter thereafter, subject to the named executive officer’s continuous service (in the case of Mr. Ramaswamy, in his capacity as CEO) through each vesting date. For Mr. Scarpelli, 33.33% of the shares underlying the PRSU award vested on March 20, 2025, and 8.33% of the shares vest each quarter thereafter, subject to his continuous service through each vesting date.
(6)6.25% of the shares underlying the RSU award vested on June 20, 2024, and 6.25% of the shares vest each quarter thereafter, subject to Mr. Ramaswamy's continuous service in his capacity as CEO through each such vesting date and the additional forfeiture provision as set forth in his offer letter described above.
(7)6.25% of the shares underlying the RSU award vested on June 8, 2025, and 6.25% of the shares vest each quarter thereafter, subject to the named executive officer’s continuous service through each such vesting date.
(8)Represents the number of shares that became eligible to vest under the applicable PRSU award upon the completion of the performance period ended January 31, 2026 based on the actual achievement with respect to the performance metrics for such period as described in the section titled “Compensation Discussion and Analysis—Fiscal Year 2026 Executive Compensation Program.” 25% of the shares underlying the PRSU award vested on March 8, 2026 and 6.25% of the shares vest each quarter thereafter, subject to the named executive officer’s continuous service through each vesting date.
(9)7.5% of the shares underlying the RSU award vest on each of the first eight quarterly vest dates beginning on December 8, 2025, and 5% of the shares vest each quarter thereafter, subject to the named executive officer’s continuous service through each such vesting date.
(10)6.25% of the shares underlying the RSU award vested on December 8, 2025, and 6.25% of the shares vest each quarter thereafter, subject to the named executive officer’s continuous service through each such vesting date.
(11)The shares underlying the option vest in equal monthly installments over 48 months starting on April 8, 2022, subject to the named executive officer’s continuous service through each such vesting date.
(12)6.25% of the shares underlying the RSU award vested on June 8, 2022, and 6.25% of the shares vest each quarter thereafter, subject to the named executive officer’s continuous service through each such vesting date.
(13)25% of the shares underlying the RSU award vested on March 15, 2024, and 6.25% of the shares vest each quarter thereafter, subject to the named executive officer’s continuous service through each such vesting date.
(14)25% of the shares underlying the PRSU award vested on March 15, 2024, and 6.25% of the shares vest each quarter thereafter, subject to the named executive officer’s continuous service through each vesting date.
(15)6.25% of the shares underlying the RSU award vested on June 20, 2024, and 6.25% of the shares vest each quarter thereafter, subject to the named executive officer’s continuous service through each such vesting date.
(16)6.25% of the shares underlying the RSU award vested on September 15, 2023, and 6.25% of the shares vest each quarter thereafter, subject to the named executive officer’s continuous service through each such vesting date.
(17)8.33% of the shares underlying the RSU award vested on December 20, 2024, and 8.33% of the shares vest each quarter thereafter, subject to the named executive officer's continuous service through each such vesting date.
(18)10.42% of the shares underlying the RSU award vested on September 8, 2025, and 6.25% of the shares vest each quarter thereafter, subject to the named executive officer’s continuous service through each such vesting date.
(19)Represents the number of shares that became eligible to vest under the CRO Revenue PRSU award upon the completion of the performance period ended January 31, 2026 for such period as described in the section titled “Compensation Discussion and Analysis—Fiscal Year 2026 Executive Compensation Program.” 25% of the shares underlying the CRO Revenue PRSU award vested on March 8, 2026, and 25% of the shares vest each quarter thereafter, subject to the named executive officer’s continuous service through each such vesting date.
(20)The stock option is fully vested.

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FISCAL YEAR 2026 OPTION EXERCISES AND STOCK VESTED
The following table presents certain information regarding any option exercises and stock vested during the fiscal year ended January 31, 2026 with respect to our named executive officers.

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)

Sridhar Ramaswamy	—	—	113,831	22,014,002
Brian Robins	—	—	11,026	2,484,268
Christian Kleinerman	—	—	65,647	12,969,816
Vivek Raghunathan	—	—	94,255	19,204,249
Michael Gannon	—	—	53,245	12,036,902
Michael P. Scarpelli	1,800,000	361,723,400	123,132	23,280,567
(1)The value realized on exercise is based on the difference between the closing price of our common stock on the date of exercise and the exercise price of the applicable options, and does not represent actual amounts received by our named executive officers as a result of the option exercises.
(2)The value realized on vesting is based on the total number of shares of common stock issued to each named executive officer upon the vesting of the RSU or PRSU award multiplied by the closing price of our common stock on the vesting date, and does not represent actual amounts received by our named executive officers as a result of the vesting event.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Our Severance and Change in Control Plan (CIC Plan), which was adopted in June 2020 and amended in August 2023, provides severance and change in control benefits to each of our named executive officers and certain other participants, under the conditions described below. The CIC Plan provides different benefits for three different “tiers” of employees. Currently, our CEO is a “tier 1” employee and our other named executive officers are “tier 2” employees. Mr. Scarpelli was a “tier 1” employee while serving as our Chief Financial Officer.
Upon termination of employment by Snowflake other than for “cause,” death, or “disability,” or upon resignation for “good reason” (each as defined in the CIC Plan) that occurs during the period beginning three months prior to a “change in control” (as defined in the CIC Plan) and ending 18 months following such change in control, tier 1 and tier 2 employees will each be entitled to receive (i) a cash payment equal to 12 months of base salary, (ii) a cash payment equal to the participant’s target annual bonus, (iii) reimbursement of the employer portion of COBRA premiums for up to 12 months for tier 1 employees and six months for tier 2 employees, and (iv) acceleration of vesting (and, if applicable, exercisability) of 100% of then-unvested equity awards held by such employee. For any equity acceleration, vesting of performance-based awards will be based on the participant’s target achievement level (or actual achievement level if the performance metrics are measurable at the time of acceleration). In addition, with respect to equity awards that were granted to a tier 1 employee before the CIC Plan was amended in August 2023, upon a “change in control," 100% of such then-unvested equity awards will accelerate and become vested (and, if applicable, exercisable).
Upon termination of employment by Snowflake other than for cause, death, or disability or upon resignation for good reason that does not occur in connection with a change in control, tier 1 and tier 2 employees will be entitled to receive (i) a cash payment equal to 12 months of base salary, and (ii) reimbursement of the employer portion of COBRA premiums for up to 12 months for tier 1 employees and six months for tier 2 employees.

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All benefits upon termination of employment by Snowflake are subject to the participant signing a general release of all claims. If our named executive officers are entitled to any benefits under other arrangements that are different from the benefits under the CIC Plan, each of such officers’ benefits under the CIC Plan shall be provided only to the extent more favorable than the corresponding benefit under such other arrangement.
Under the amended and restated offer letter we entered into with Mr. Ramaswamy in connection with his appointment as CEO in February 2024, in addition to the benefits under the CIC Plan, upon termination of Mr. Ramaswamy's employment by Snowflake other than for cause, death, or disability or upon resignation for good reason that does not occur in connection with a change in control, Mr. Ramaswamy will be entitled to accelerated vesting of the unvested portion of his PRSU award granted in March 2024 pursuant to his offer letter. If such termination had occurred between the first and second anniversaries of his appointment, 50% of the unvested portion of the PRSU award achieved based on actual performance would have accelerated and become vested.
Under the confirmatory offer letter we entered into with Mr. Raghunathan in connection with his appointment as SVP, Engineering and Support in September 2024, in addition to the benefits under the CIC Plan, upon termination of Mr. Raghunathan's employment by Snowflake other than for cause, death, or disability or upon resignation for good reason that does not occur in connection with a change in control, Mr. Raghunathan will be entitled to accelerated vesting of the unvested portion of his RSU awards granted in June 2023 and October 2024. For each of the RSU awards, if such termination occurs prior to the second anniversary of Mr. Raghunathan's appointment, 50% of the shares subject to each such RSU award less any shares that have already vested as of the date of acceleration will accelerate and become vested. In addition, under the RSU grant notice that governs the RSU award granted to Mr. Raghunathan in June 2023 in connection with our acquisition of Neeva, upon termination of Mr. Raghunathan's employment by Snowflake other than for cause, 100% of the unvested portion of the RSU award will accelerate and become vested. The acceleration of these equity awards is subject to Section 7 of the CIC Plan (Non-Duplication of Benefits).

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The following table presents quantitative estimates of the benefits that would have accrued to our named executive officers upon a qualifying termination pursuant to the CIC Plan and the terms of their offer letters, as applicable, assuming their employment had terminated as of January 30, 2026, which was the last business day of Fiscal Year 2026 (Assumed Termination Date). Actual payments and benefits could be different if such events were to occur on any other date or if any other assumptions are used to estimate potential payments and benefits.

NAME	BENEFIT DESCRIPTION	TERMINATION WITHOUT CAUSE BY SNOWFLAKE OR FOR GOOD REASON BY EXECUTIVE NOT IN CONNECTION WITH A CHANGE IN CONTROL ($)	TERMINATION WITHOUT CAUSE BY SNOWFLAKE OR FOR GOOD REASON BY EXECUTIVE IN CONNECTION WITH A CHANGE IN CONTROL ($)	CHANGE IN CONTROL NOT IN CONNECTION WITH TERMINATION WITHOUT CAUSE BY SNOWFLAKE OR FOR GOOD REASON BY EXECUTIVE ($)

Sridhar Ramaswamy	Cash severance	750,000(1)	1,500,000(2)	—
	Accelerated vesting of equity awards	5,888,816(3)	76,511,697(4)	—
	Continuation of health benefits	38,856(5)	38,856(5)	—
Brian Robins	Cash severance	500,000(1)	1,000,000(2)	—
	Accelerated vesting of equity awards	—	26,598,766(4)	—
	Continuation of health benefits	17,764(5)	17,764(5)	—
Christian Kleinerman	Cash severance	450,000(1)	800,000(2)	—
	Accelerated vesting of equity awards	—	31,043,970(4)	—
	Continuation of health benefits	19,428(5)	19,428(5)	—
Vivek Raghunathan	Cash severance	500,000(1)	750,000(2)	—
	Accelerated vesting of equity awards	19,406,432(6)	38,366,570(4)	—
	Continuation of health benefits	19,428(5)	19,428(5)	—
Michael Gannon(7)	Cash severance	500,000(1)	1,000,000(2)	—
	Accelerated vesting of equity awards	—	58,280,573(4)	—
	Continuation of health benefits	19,360(5)	19,360(5)	—
Michael P. Scarpelli(8)	Cash severance	—	—	—
	Accelerated vesting of equity awards	—	—	—
	Continuation of health benefits	—	—	—
(1)Represents the named executive officer’s base salary as in effect on the Assumed Termination Date.

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(2)Represents the sum of (i) the named executive officer’s base salary and (ii) the named executive officer’s target annual bonus, in each case as in effect on the Assumed Termination Date.
(3)Represents the sum of the values as of the Assumed Termination Date of the additional benefit from the acceleration of vesting of the PRSUs granted to Mr. Ramaswamy on March 20, 2024 that would have occurred as a result of a termination without “cause” by Snowflake or resignation by Mr. Ramaswamy for “good reason” not in connection with a change in control pursuant to the terms of his offer letter.
(4)Represents the sum of the values as of the Assumed Termination Date of the additional benefit from the acceleration of vesting, if any, of RSUs, PRSUs, and stock options that would have occurred as a result of a termination without “cause” by Snowflake, or resignation by the named executive officer for “good reason,” in each case in connection with a change in control. The number of PRSUs that were deemed to accelerate as of the Assumed Termination Date for purposes of this table was based on the actual achievement with respect to the performance metrics for such period as described in the section titled “Compensation Discussion and Analysis—Fiscal Year 2026 Executive Compensation Program.” Solely for purposes of this table, we assume the performance metrics for the PRSUs were measurable as of the Assumed Termination Date given the closeness in time to the last day of the performance period, which was January 31, 2026. The value of accelerated stock options for purposes of this table was determined by subtracting the exercise price of the stock option from the closing price of our common stock on the Assumed Termination Date, which was $192.70 per share, and multiplying the result, if a positive number (in-the-money), by the number of stock options that would have vested as a result of termination.
(5)Represents continuing payment for twelve months, in the case of Mr. Ramaswamy, or six months, in the case of all other named executive officers, of the portion of the healthcare premium cost as was borne by us under the level of coverage selected by the named executive officer and in effect as of the Assumed Termination Date.
(6)Represents the sum of the values as of the Assumed Termination Date of the additional benefit from the acceleration of vesting of the RSUs granted to Mr. Raghunathan that would have occurred as a result of a termination without “cause” by Snowflake not in connection with a change in control pursuant to the terms of his offer letter and the applicable RSU grant notices. In the event of resignation by Mr. Raghunathan for “good reason” not in connection with a change in control, the sum of such values would have been $1,380,696 pursuant to the terms of his offer letter.
(7)See the section titled “Compensation Discussion and Analysis—Other Features of Our Executive Compensation Program—Offer Letters and Other Compensatory Arrangements” for a description of the Separation and Consulting Agreements we entered into with Mr. Gannon in March 2026, as well as the severance benefits he received thereunder in connection with his separation from us. All of Mr. Gannon’s then-unvested equity awards will be forfeited following the termination of the Consulting Agreement.
(8)Mr. Scarpelli did not receive any severance benefits in connection with his resignation as Chief Financial Officer in September 2025 or termination of employment in November 2025. See the section titled “Compensation Discussion and Analysis—Other Features of Our Executive Compensation Program—Offer Letters and Other Compensatory Arrangements” for a description of the consulting agreement we entered into with Mr. Scarpelli setting forth the terms of his post-employment advisory role in anticipation of his retirement, including continued health benefits paid by us during the term of the consulting period.
EQUITY AWARD GRANT PRACTICE
From time to time, we grant stock options, RSU awards, and PRSU awards to our employees and other service providers, including our named executive officers. For our employees and other service providers who are neither executive officers nor certain other members of management, we make equity grants on regular, predetermined grant dates pursuant to our Equity Award Policy, regardless of whether there is any material nonpublic information (MNPI) about Snowflake on such dates. Such grant dates fall (i) for new hire and discretionary equity awards, on the 8th, 15th, or 20th day of each month (or the immediately following trading day if such date falls on a weekend or holiday), depending on the calendar year, and (ii) for annual "refresh" equity awards, on the 20th day of the grant month (or the immediately following trading day if such date falls on a weekend or holiday), which is typically March, and in either case are not specifically timed in relation to our disclosure of MNPI. While we do not maintain a written policy on the timing of grants of stock options and other stock awards made to our executive officers and certain other members of management, such grants are generally made either (i) on the same grant dates, as applicable, as grants made pursuant to the Equity Award Policy, or (ii) on the date of a regularly scheduled meeting of our Board of Directors or the Compensation Committee. We have not timed the release of MNPI for the purpose of affecting the value of executive compensation. We did not grant any stock options to our named executive officers during Fiscal Year 2026.
We have not granted stock options to our non-employee directors since our IPO in September 2020 and do not grant stock options to our non-employee directors under our current Non-Employee Director Compensation Policy, as further described under the heading, “Director Compensation—Non-Employee Director Compensation” above.

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EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of January 31, 2026. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

PLAN CATEGORY	(a) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS (#)	(b) WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS ($)(1)	(c) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a)) (#)(2)

Equity plans approved by stockholders
2012 Equity Incentive Plan	12,275,835	8.32	—
2020 Equity Incentive Plan(3)	23,027,883	176.69	78,589,554
2020 Employee Stock Purchase Plan(4)	—	—	18,966,888
Equity plans not approved by stockholders	—	—	—
(1)The weighted-average exercise price excludes any outstanding RSU or PRSU awards, which have no exercise price.
(2)Stock options, RSU awards, or other stock awards granted under the 2012 Plan that are forfeited, terminated, expired, or repurchased become available for issuance under the 2020 Plan.
(3)The 2020 Plan provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on February 1st of each fiscal year for a period of up to ten years commencing on February 1, 2021 and ending on (and including) February 1, 2030, in an amount equal to 5% of the total number of shares of common stock outstanding on January 31st of the preceding fiscal year, or such lesser number of shares of common stock as determined by our Board or our Compensation Committee prior to February 1st of a given fiscal year. Accordingly, on February 1, 2026, the number of shares of common stock available for issuance under the 2020 Plan increased by 17,195,886 shares. This increase is not reflected in the table above.
(4)Does not include future rights to purchase common stock under our ESPP, which depend on a number of factors described in our ESPP and will not be determined until the end of the applicable purchase period. The ESPP provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on February 1st of each fiscal year for a period of up to ten years commencing on February 1, 2021 and ending on (and including) February 1, 2030, in an amount equal to the lesser of (i) 1% of the total number of shares of common stock outstanding on January 31st of the preceding fiscal year, and (ii) 8,500,000 shares of common stock, or (iii) such lesser number of shares of common stock as determined by our Board or our Compensation Committee prior to February 1st of a given fiscal year. Accordingly, on February 1, 2026, the number of shares of common stock available for issuance under the ESPP increased by 3,439,177 shares. This increase is not reflected in the table above.

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CHIEF EXECUTIVE OFFICER PAY RATIO
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are required to provide to our stockholders specified disclosure regarding the relationship of our CEO's annual total compensation to the annual total compensation of the employee whose compensation was at the median of the compensation of all of our employees (median employee), referred to as “pay ratio” disclosure.
For Fiscal Year 2026, the median of the annual total compensation of all of our employees (other than the CEO) was $330,699 and the annual total compensation of the CEO, as reported in the “Total” column of the “Summary Compensation Table” included in this Proxy Statement, was $22,310,492. We used December 31, 2025 (Employee Population Determination Date) to select our median employee. Based on this information, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of our other employees was approximately 67 to 1.
The pay ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance and is based on our internal records and the methodology described below. The SEC rules provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as the SEC has explained, in considering the pay ratio disclosure, stockholders should keep in mind that the SEC rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay-ratio disclosures. Accordingly, the pay ratio and related disclosure reported by other companies may not be comparable to the pay ratio and related disclosure provided herein.
METHODOLOGY USED TO IDENTIFY MEDIAN EMPLOYEE
We identified the median employee by considering our employee population as of the Employee Population Determination Date. We considered all individuals, excluding our CEO, who were employed by us (including our consolidated subsidiaries) on the Employee Population Determination Date, whether employed in the United States or outside the United States, or on a full-time, part-time, seasonal, or temporary basis, including employees on a leave of absence (such group of employees, our employee population). Contractors were not included in our employee population.
Compensation for purposes of identifying the median employee included the following: (1) annual base salary, target annual bonus, and target annual commissions, each as in effect as of December 31, 2025; (2) for non-salaried employees, hourly rate as in effect as of December 31, 2025 annualized for a full year; (3) the value, based on the closing price of our common stock on the date of grant, of stock awards granted to our employee population during Fiscal Year 2026, which reflected all new hire and “refresh” stock awards granted to our employee population during the fiscal year; and (4) the value of option awards granted to our employee population during Fiscal Year 2026, calculated by multiplying the number of option shares by the exercise price. For members of the employee population who were paid other than in U.S. dollars, we converted their compensation to U.S. dollars using foreign exchange rates in effect as of December 30, 2025, the business day immediately preceding the Employee Population Determination Date (Exchange Rate Determination Date), as provided in our system of record for global compensation information as of the Employee Population Determination Date. We did not make any cost-of-living adjustments for employees outside of the United States. We believe our methodology represents a consistently applied compensation measure because it strikes a balance in terms of administrative burden while consistently treating all the primary compensation components for our worldwide workforce and capturing a full year of each of such primary compensation components.
Using the above approach, we determined the median employee of our employee population for Fiscal Year 2026, who is a full-time, salaried employee located in Costa Rica. Once we identified this median employee, we totaled all of the elements of the employee’s compensation for Fiscal Year 2026 in accordance with the applicable SEC rules and converted the amounts from Costa Rican colónes (CRC) to U.S. dollars using the effective spot rate of approximately 495.44 CRC per U.S. dollar on the Exchange Rate Determination Date under our consistently applied compensation measure for identifying the median employee. We calculated the annual total compensation for such median employee for Fiscal Year 2026 using the same methodology we used to calculate the amount reported for our named executive officers in the “Total” column of the “Summary Compensation Table” included in this Proxy Statement.

66	Snowflake Inc. 2026 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation S-K under the Securities Act (Item 402(v)), we are providing the following information about the relationship between executive compensation that the SEC deems to have been “actually paid” to our current and former principal executive officers (referred to herein as CEOs) and other named executive officers (as used in this Pay Versus Performance section, other NEOs, and together with our current and former CEOs, NEOs), and certain indicators of our performance. Item 402(v) requires the amounts included in the “compensation actually paid” columns of the table below to be calculated according to a particular formula that treats the increases or decreases in the values of vested and unvested equity awards as amounts “actually paid” to the NEO, regardless of whether the NEO realized any gains or losses from such fluctuations in equity values. As a result of the calculation methodology required by the SEC, the amounts included in the “compensation actually paid” columns of the table below differ from compensation actually earned, paid, or realized by our NEOs.
For additional information concerning our pay-for-performance philosophy and how our executive compensation program is designed, please see the section titled “Executive Compensation—Compensation Discussion and Analysis.”

							VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:

FISCAL YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR CEO ($)(1)	SUMMARY COMPENSATION TABLE TOTAL FOR FORMER CEO ($)(1)	COMPENSATION ACTUALLY PAID TO CEO ($)(1)(2)	COMPENSATION ACTUALLY PAID TO FORMER CEO ($)(1)(2)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR OTHER NEOs ($)(1)	AVERAGE COMPENSATION ACTUALLY PAID TO OTHER NEOs ($)(1)(2)	TOTAL STOCKHOLDER RETURN ($)(3)	PEER GROUP TOTAL STOCKHOLDER RETURN ($)(4)	NET INCOME (LOSS) ($)(5) (IN THOUSANDS)	PRODUCT REVENUE ($)(6) (IN MILLIONS)

2026	22,310,492	—	28,100,039	—	22,308,574	28,102,484	70.73	256.43	(1,329,035)	4,472
2025	101,325,374	44,339	94,331,809	(7,426,717)	17,649,164	8,779,388	66.62	204.12	(1,289,212)	3,462
2024	—	21,225,625	—	22,370,841	12,019,477	21,439,205	71.81	159.97	(837,990)	2,667
2023	—	23,687,578	—	(494,671,832)	11,264,929	(64,047,291)	57.42	106.58	(797,526)	1,939
2022	—	775,196	—	(17,750,504)	549,231	(2,993,939)	101.27	126.43	(679,948)	1,141
(1)The current and former CEOs and other NEOs included in the table above consist of the following individuals:

FISCAL YEAR	CEO	FORMER CEO	OTHER NEOs

2026	Sridhar Ramaswamy		Brian Robins, Christian Kleinerman, Vivek Raghunathan, Michael Gannon, and Michael P. Scarpelli
2025	Sridhar Ramaswamy	Frank Slootman	Michael P. Scarpelli, Christian Kleinerman, Vivek Raghunathan, Christopher W. Degnan, and Grzegorz Czajkowski
2024		Frank Slootman	Michael P. Scarpelli, Christopher W. Degnan, Christian Kleinerman, and Grzegorz Czajkowski
2023		Frank Slootman	Michael P. Scarpelli, Benoit Dageville, and Christopher W. Degnan
2022		Frank Slootman	Michael P. Scarpelli, Benoit Dageville, and Christopher W. Degnan

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
(2)The dollar amounts represent the amount of “compensation actually paid” (CAP) to each of Mr. Ramaswamy and Mr. Slootman and the average CAP to the other NEOs for the applicable fiscal year, as computed in accordance with Item 402(v). As noted above, the dollar amounts do not reflect the actual amounts of compensation earned, paid, or realized during the applicable fiscal year. In accordance with Item 402(v), the following adjustments were made to total compensation reported in our Summary Compensation Table to determine the CAP for Fiscal Year 2026:

	FISCAL YEAR 2026

	CEO ($)	AVERAGE FOR OTHER NEOs ($)

Summary Compensation Table Total	22,310,492	22,308,574
ADJUSTMENTS:
Deduction for the amounts reported under the “Stock Awards” column of the Summary Compensation Table(a)	(20,787,461)	(21,222,836)
Item 402(v) Equity Award Adjustments(b):
Fair value of equity awards as of the end of the covered fiscal year granted in the covered fiscal year that were outstanding and unvested at covered fiscal year end	26,155,942	22,289,917
Change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of equity awards granted in prior fiscal years that were outstanding and unvested at covered fiscal year end	(3,807,643)	699,235
Fair value as of vesting date of equity awards granted and vested in the covered fiscal year	1,749,901	3,285,140
Change as of the vesting date (from the end of the prior fiscal year) in fair value of equity awards granted in prior fiscal years that vested in the covered fiscal year	2,478,808	742,454
Fair value at prior fiscal year end of equity awards granted in prior fiscal years that failed to meet applicable vesting conditions in the covered fiscal year	—	—
Compensation Actually Paid	28,100,039	28,102,484
(a)Reflects the aggregate grant date fair value of our CEO’s equity awards, and the average aggregate grant date fair value of our other NEOs’ equity awards, granted in the covered fiscal year as reported in the “Stock Awards” column of the Summary Compensation Table, calculated in accordance with Topic 718. Because we do not sponsor or maintain any defined benefit pension plans, no deductions related to pension value were made.

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION
(b)Item 402(v) equity award adjustments reflect the aggregate of the following (as applicable): (i) the fiscal year-end fair value of any equity awards granted in the covered fiscal year that were outstanding and unvested as of the end of such fiscal year; (ii) the amount of change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior fiscal years that were outstanding and unvested as of the end of the covered fiscal year; (iii) for equity awards that were granted and vested in the same covered fiscal year, the fair value as of the vesting date; (iv) for equity awards granted in prior fiscal years that vested in the covered fiscal year, the amount equal to the change in fair value as of the vesting date compared to the fair value at the end of the prior fiscal year; and (v) the subtraction of the prior year-end fair value of any awards granted in prior fiscal years that failed to meet applicable vesting conditions during the covered fiscal year. Equity fair values are calculated in accordance with Topic 718. The valuation assumptions used to calculate these fair values were updated as of each applicable measurement date and differ from those disclosed in our audited consolidated financial statements as of the grant date. The methodology used to develop the valuation assumptions as of each applicable measurement date did not materially differ from the disclosure in our audited consolidated financial statements for the period in which the grant was made. The following table summarizes the ranges of assumptions used in estimating the fair values of stock options as of each applicable measurement date:

FISCAL YEAR 2026

Expected term (in years)	1.9 - 4.6
Expected volatility	48.1% - 56.5%
Risk-free interest rate	3.4% - 4.2%
Expected dividend yield	—%
In addition, for the stock option granted in Fiscal 2025 to Mr. Ramaswamy in connection with his appointment as CEO, the shares to be issued upon exercise are subject to a minimum holding period requirement. We applied a discount for lack of marketability, ranging from 6.9% to 9.0%, to the fair value of the stock option as of each applicable measurement date.
(3)Represents the total stockholder return (TSR) of a $100 investment in our stock as of the last trading day of our fiscal year ended January 31, 2021, valued again on each of January 31, 2022, 2023, 2024, 2025, and 2026, assuming the reinvestment of gross dividends.
(4)Represents the TSR of the S&P 500 Information Technology Index based on a $100 investment as of the last trading day of our fiscal year ended January 31, 2021, valued again on each of January 31, 2022, 2023, 2024, 2025, and 2026, assuming the reinvestment of gross dividends.
(5)Represents net income (loss) as reported in our audited consolidated financial statements.
(6)We have identified product revenue as the most important financial performance measure used to link CAP to the current and former CEOs and other NEOs to our performance, as this measure is one of our key business metrics and is used to determine executive compensation, including as the key metric that determines funding under our Cash Incentive Bonus Plan.
FINANCIAL PERFORMANCE MEASURES
Below are the most important financial performance measures used by us to link CAP to our NEOs for Fiscal Year 2026 to our performance:
•Product Revenue
•Total Revenue
•Non-GAAP Product Gross Margin
•Non-GAAP Operating Margin
•Non-GAAP Adjusted Free Cash Flow
•Year-over-Year Rated Consumption Growth in Specific Product Categories

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
ANALYSIS OF INFORMATION PRESENTED IN THE PAY VERSUS PERFORMANCE TABLE
As required by SEC rules, we are providing in this section a graphic analysis showing a comparison of the CAP to our NEOs and the other metrics presented in the Pay Versus Performance table: total stockholder return, net income (loss), and product revenue.
The following graph shows the relationship between the CAP to each of our current and former CEOs, the average CAP to our other NEOs, our cumulative total stockholder return, and the cumulative total stockholder return of our peer group for each of the periods presented in the Pay Versus Performance table.
The following graph shows the relationship between the CAP to each of our current and former CEOs, the average CAP to our other NEOs, and our annual net income (loss) for each of the periods presented in the Pay Versus Performance table.

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION
The following graph shows the relationship between the CAP to each of our current and former CEOs, the average CAP to our other NEOs, and our annual product revenue for each of the periods presented in the Pay Versus Performance table.
All of the information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of Snowflake under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent Snowflake specifically incorporates such information by reference.

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SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents certain information regarding the ownership of our common stock as of April 30, 2026 by:
•each named executive officer;
•each of our directors and nominees;
•our directors and executive officers as a group; and
•each person or entity known by us to own beneficially more than 5% of our common stock.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 346,601,283 shares of common stock outstanding as of April 30, 2026. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares such person has the right to acquire within 60 days of the date of this table. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

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TABLE OF CONTENTS	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Snowflake Inc., 135 Constitution Drive, Menlo Park, California 94025.

NAME	SHARES OF COMMON STOCK BENEFICIALLY OWNED (#)	PERCENTAGE OF SHARES BENEFICIALLY OWNED (%)

NAMED EXECUTIVE OFFICERS, DIRECTORS AND NOMINEES
Sridhar Ramaswamy(1)	651,328	*
Brian Robins(2)	24,889	*
Christian Kleinerman(3)	693,058	*
Vivek Raghunathan(4)	102,786	*
Michael Gannon(5)	69,601	*
Michael P. Scarpelli(6)	1,161,373	*
Teresa Briggs(7)	33,101	*
Benoit Dageville(8)	4,485,067	1.3
Mark S. Garrett(9)	628,438	*
Kelly A. Kramer(10)	57,428	*
Mark D. McLaughlin(11)	15,803	*
William F. Scannell(12)	1,954	*
Frank Slootman(13)	7,643,560	2.2
Michael L. Speiser(14)	2,655,789	*
Jayshree V. Ullal(15)	57,428	*
All current directors and executive officers as a group (14 persons)(16)	17,091,567	4.8
5% STOCKHOLDER(S)
Vanguard Capital Management(17)	17,748,082	5.1
* Less than one percent.
(1)Consists of (i) 172,315 shares of common stock held by Mr. Ramaswamy, (ii) 1,923 shares of common stock held by the Ramaswamy Trust, for which Mr. Ramaswamy is a trustee, (iii) 29,133 shares of common stock issuable upon the vesting, within 60 days of the date of this table, of RSU and PRSU awards granted to Mr. Ramaswamy, and (iv) 447,957 shares of common stock subject to stock options held by Mr. Ramaswamy that are exercisable within 60 days of the date of this table.
(2)Consists of (i) 12,974 shares of common stock held by Mr. Robins and (ii) 11,915 shares of common stock issuable upon the vesting, within 60 days of the date of this table, of RSU awards granted to Mr. Robins.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	TABLE OF CONTENTS
(3)Consists of (i) 358,646 shares of common stock held by Mr. Kleinerman, (ii) 43,654 shares of common stock held by two limited liability companies, for which Mr. Kleinerman is the manager, (iii) 217,801 shares of common stock held by various grantor retained annuity trusts, for which Mr. Kleinerman is the trustee, (iv) 19,442 shares of common stock issuable upon the vesting, within 60 days of the date of this table, of RSU and PRSU awards granted to Mr. Kleinerman, and (v) 53,515 shares of common stock subject to stock options held by Mr. Kleinerman that are exercisable within 60 days of the date of this table.
(4)Consists of (i) 74,231 shares of common stock held by Mr. Raghunathan and (ii) 28,555 shares of common stock issuable upon the vesting, within 60 days of the date of this table, of RSU and PRSU awards granted to Mr. Raghunathan.
(5)Consists of (i) 44,949 shares of common stock held by Mr. Gannon and (ii) 24,652 shares of common stock issuable upon the vesting, within 60 days of the date of this table, of RSU and PRSU awards granted to Mr. Gannon.
(6)Consists of (i) 11,828 shares of common stock held by Mr. Scarpelli, (ii) 554,386 shares of common stock held by the Scarpelli Family Trust, for which Mr. Scarpelli is a trustee, (iii) 322,071 shares of common stock held by various trusts, for which Mr. Scarpelli’s children are beneficiaries, (iv) 34,364 shares of common stock held by Mr. Scarpelli’s spouse, (v) 19,155 shares of common stock issuable upon the vesting, within 60 days of the date of this table, of RSU and PRSU awards granted to Mr. Scarpelli, and (vi) 219,569 shares of common stock subject to stock options held by Mr. Scarpelli that are exercisable within 60 days of the date of this table.
(7)Consists of (i) 3,101 shares of common stock held by Ms. Briggs and (ii) 30,000 shares of common stock subject to a stock option held by Ms. Briggs that is exercisable within 60 days of the date of this table.
(8)Consists of (i) 3,751,555 shares of common stock held by various trusts, for which Mr. Dageville is a trustee, and (ii) 733,512 shares of common stock subject to stock options held by Mr. Dageville that are exercisable within 60 days of the date of this table. Excludes 750,000 shares of common stock held by two grantor retained annuity trusts, for which Mr. Dageville’s spouse is the trustee, with respect to which Mr. Dageville has no right or interest and disclaims any beneficial ownership.
(9)Consists of (i) 7,428 shares of common stock held by Mr. Garrett, (ii) 121,010 shares of common stock held by various trusts, for which Mr. Garrett's children are the beneficiaries, and (iii) 500,000 shares of common stock subject to a stock option held by Mr. Garrett that is exercisable within 60 days of the date of this table.
(10)Consists of (i) 7,428 shares of common stock held by Ms. Kramer and (ii) 50,000 shares of common stock subject to a stock option held by Ms. Kramer that is exercisable within 60 days of the date of this table.
(11)Consists of (i) 11,687 shares of common stock held by Mr. McLaughlin, (ii) 524 shares held by the McLaughlin 2020 Dynasty LLC, for which Mr. McLaughlin is the manager, and (iii) 3,592 shares held by the McLaughlin Revocable Trust, for which Mr. McLaughlin is a trustee and a beneficiary.
(12)Consists of shares of common stock issuable upon the vesting, within 60 days of the date of this table, of an RSU award granted to Mr. Scannell.
(13)Consists of (i) 207,855 shares of common stock held by various trusts, for which Mr. Slootman or his spouse is a trustee, (ii) 755,751 shares of common stock held by the Slootman Family Foundation, a charitable foundation for which Mr. Slootman is deemed to have voting and investment power over, but has no pecuniary interest in, the shares held by the foundation, (iii) 9,511 shares of common stock issuable upon the vesting, within 60 days of the date of this table, of RSU and PRSU awards granted to Mr. Slootman, and (iv) 6,670,443 shares of common stock subject to stock options held by Mr. Slootman that are exercisable within 60 days of the date of this table.
(14)Consists of (i) 21,539 shares of common stock held by Mr. Speiser, (ii) 1,387,765 shares of common stock held by various trusts, for which Mr. Speiser is a trustee, with respect to which Mr. Speiser disclaims beneficial ownership except as to his pecuniary interest, (iii) 454,039 shares of common stock held by Chatter Peak Partners, L.P., for which Mr. Speiser is a trustee of a trust which is the general partner, with respect to which Mr. Speiser disclaims beneficial ownership except as to his pecuniary interest, (iv) 790,158 shares of common stock held by Sutter Hill Ventures, a California limited partnership, for which Mr. Speiser is a managing director and member of the management committee of its general partner, with respect to which Mr. Speiser disclaims beneficial ownership except as to his pecuniary interest, and (v) 2,288 shares of common stock held by SHM Investments, LLC, for which Mr. Speiser is a managing member, with respect to which Mr. Speiser disclaims beneficial ownership except as to his pecuniary interest.
(15)Consists of (i) 7,428 shares of common stock held by Ms. Ullal and (ii) 50,000 shares of common stock subject to a stock option held by Ms. Ullal that is exercisable within 60 days of the date of this table.
(16)Consists of (i) 8,436,170 shares of common stock held directly or indirectly by all current executive officers and directors as a group, (ii) 119,970 shares of common stock issuable upon the vesting, within 60 days of the date of this table, of RSU and PRSU awards, and (iii) 8,535,427 shares of common stock subject to stock options that are exercisable within 60 days of the date of this table.
(17)Based solely on a report on Schedule 13G filed with the SEC on April 30, 2026. Vanguard Capital Management LLC, along with certain of its affiliates (collectively, Vanguard Capital Management), has sole voting power over 2,970,569 shares of common stock, sole dispositive power over 17,748,082 shares of common stock, and shared voting power and dispositive power over 0 shares of common stock. The Schedule 13G contained information as of March 31, 2026 and may not reflect current holdings of common stock. The address for Vanguard Capital Management is 100 Vanguard Boulevard, Malvern, PA 19355.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act (Section 16(a)) requires our directors and officers (as defined under Section 16(a)), and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of such securities. To our knowledge, based solely on a review of such reports filed with the SEC and written representations that no other reports were required, during the fiscal year ended January 31, 2026 we believe that our directors, officers, and persons who beneficially own 10% of a registered class of our equity securities timely filed all reports required under Section 16(a), except that, due to administrative error, one Form 4 for Mr. Dageville was filed late to report a gift and one Form 4 for Mr. Kleinerman was filed late to report a sale.

74	Snowflake Inc. 2026 Proxy Statement

TRANSACTIONS WITH
RELATED PERSONS
RELATIONSHIPS WITH OBSERVE, INC.
Immediately prior to the closing of our previously announced acquisition of Observe for approximately $650 million (subject to applicable adjustments) in a combination of cash and shares of Snowflake common stock on February 2, 2026 (Observe Acquisition), certain members of our Board had the following relationships with Observe: (1) Jeremy Burton, a former member of our Board who resigned effective January 30, 2026, served as its chief executive officer and a member of its board of directors and, along with his spouse, directly and indirectly, held approximately 2.7% of the equity interests in Observe; (2) Michael Speiser, a current member of our Board, served as a member of its board of directors and indirectly held approximately 3.4% of the equity interests in Observe and Sutter Hill Ventures (together with its affiliates, Sutter Hill), for which Mr. Speiser serves as a Managing Director and shares voting control, held approximately 33.7% of the equity interests in Observe; and (3) Frank Slootman, currently Chairman of our Board, indirectly held approximately 0.3% of the equity interests in Observe.
The Observe Acquisition was approved by a special committee of our Board (Special Committee) consisting solely of independent and disinterested directors not affiliated with Observe, pursuant to authority delegated to it by our Board, as well as our Audit Committee. The Special Committee also obtained a fairness opinion regarding the Observe Acquisition from a third-party financial advisor engaged by the committee. In connection with the Observe Acquisition, Messrs. Burton, Speiser, and Slootman and Sutter Hill received the following pro rata consideration in exchange for their respective equity interests in Observe: (1) Mr. Burton and his spouse received approximately $18.9 million, in a combination of cash and Snowflake common stock; (2) Mr. Speiser and Sutter Hill received approximately $21.0 million and $208.2 million, respectively, in Snowflake common stock; and (3) Mr. Slootman received approximately $1.9 million in cash. We also entered into an offer letter with Mr. Burton on the date of the Observe Acquisition, pursuant to which Mr. Burton was hired as an employee of Snowflake. Mr. Burton’s offer letter sets forth an annual base salary of $492,000, an annual incentive bonus target of 40% of his base salary under our Cash Incentive Bonus Plan, a restricted stock unit award with an intended value of $18.0 million pursuant to our 2020 Plan, and certain other standard employee benefits.
Previously, Observe had been our customer since 2018. From the beginning of Fiscal Year 2026 and until the Observe Acquisition, we were a party to the following customer agreements with Observe: (i) a customer agreement renewed in July 2025 for a term of three years with a total contract value of $67.5 million; and (ii) two technical services agreements entered into in January 2025 and January 2026, respectively, each for a one-year term and with a total contract value of $67,600. All customer agreements were terminated upon the closing of the Observe Acquisition. Pursuant to our customer agreements with Observe, Observe made payments to us of approximately $19.5 million for Fiscal Year 2026.
From the beginning of Fiscal Year 2026 and until the Observe Acquisition, we were also a party to the following vendor agreements with Observe regarding observability services: (i) a vendor agreement entered into in April 2025 for a term of one year with a total contract value of approximately $72,000; and (ii) a vendor agreement entered into in August 2025 for a term of five months with a total contract value of approximately $1.1 million. Both vendor agreements expired prior to the Observe Acquisition. Pursuant to our vendor agreements with Observe, we made payments to Observe of approximately $1.1 million for Fiscal Year 2026.
Our customer and vendor agreements with Observe were negotiated in the ordinary course of business on terms that were comparable to the terms available to an unrelated third party, respectively.
In addition, in June 2025, we participated in the Series C Preferred Stock financing of Observe with a cash investment of approximately $20.0 million.

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TRANSACTIONS WITH RELATED PERSONS	TABLE OF CONTENTS
RELATIONSHIPS WITH BLACKROCK, INC.
Based on its Schedule 13G filings, BlackRock, Inc. (BlackRock) was a holder of more than 5% of our common stock for a portion of Fiscal Year 2026. BlackRock has been our customer since 2021. Since the beginning of Fiscal Year 2026, we have been a party to the following customer agreements with BlackRock: (i) a customer agreement entered into in January 2024 for a term of five years with a total contract value of $45 million; (ii) two technical services agreements entered into in January 2025 and November 2025, respectively, each for a one-year term and with a total contract value of $536,000; and (iii) a customer agreement entered into with a subsidiary of BlackRock in January 2025 for a term of 12 months with a total contract value of $50,000. Pursuant to our customer agreements with BlackRock, BlackRock made payments to us of approximately $10.7 million for Fiscal Year 2026. Our customer agreements with BlackRock and its affiliates are negotiated in the ordinary course of business on terms that are comparable to the terms available to an unrelated third party.
In addition, we and Snowflake Investment Holdings LLC, our wholly-owned subsidiary (Investment Holdings), each entered into an investment management agreement with an affiliate of BlackRock (BlackRock Investment Manager) in July 2025 and September 2025, respectively. Under the investment management agreements, the BlackRock Investment Manager is appointed as the investment manager to provide investment management services with respect to certain designated assets of Snowflake or Investment Holdings, and the BlackRock Investment Manager charges annual management fees based on the value of assets calculated in accordance with the terms of the investment management agreements. As of the date of this Proxy Statement, the annual management fee is approximately $50,000 per year based on an investment portfolio of approximately $100 million.
RELATIONSHIPS WITH CTP AVIATION
Michael P. Scarpelli, our former Chief Financial Officer, owns an aircraft that is used in a pool of aircraft by CTP Aviation, a charter aircraft company, pursuant to a lease-back arrangement. We book charter aircraft for business travel services for our directors, officers, and employees through CTP Aviation, and Mr. Scarpelli’s aircraft was used for business trips chartered by us. As part of this arrangement, when, from time to time, Mr. Scarpelli’s aircraft was used by CTP Aviation (including any travel booked by us), Mr. Scarpelli as the aircraft owner would receive from CTP Aviation substantially all of the charter charges, net of any charter fee retained by CTP Aviation and related aircraft operating expenses. We paid CTP Aviation $148,205 for business travel on Mr. Scarpelli’s aircraft that occurred during Fiscal Year 2026.
INDEMNIFICATION AGREEMENTS
Our Certificate of Incorporation contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our Certificate of Incorporation and Bylaws also provide our Board of Directors with discretion to indemnify our employees and other agents when determined appropriate by our Board or its designee. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them.
POLICIES AND PROCEDURES FOR TRANSACTIONS WITH RELATED PERSONS
We have adopted a written Related Party Transactions Policy, which sets forth the procedures for our Board of Directors or our Audit Committee to identify, review, consider, and pre-approve, approve, or ratify any transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect material interest. In approving or rejecting any such transaction, Board of Directors (other than any interested members) or our Audit Committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

76	Snowflake Inc. 2026 Proxy Statement

ADDITIONAL INFORMATION
ABOUT THE ANNUAL MEETING
QUESTIONS AND ANSWERS
The information provided in the question and answer format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully.
WHY DID I RECEIVE A NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS ON THE INTERNET?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our Board of Directors is soliciting your proxy to vote at the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy can be found in the Notice.
We intend to mail the Notice on or about May 18, 2026 to all stockholders of record entitled to vote at the Annual Meeting.

WILL I RECEIVE ANY OTHER PROXY MATERIALS BY MAIL?
We may send you a proxy card, along with a second Notice, after ten calendar days have passed since our first mailing of the Notice.

WHO CAN VOTE AT THE ANNUAL MEETING?
Only stockholders of record at the close of business on May 5, 2026 (Record Date) and their proxy holders will be entitled to vote at the Annual Meeting or any adjournment, continuation, or postponement thereof. As of the Record Date, there were 346,602,915 shares of our common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone, or by completing and returning a printed proxy card.
Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee
If, at the close of business on the Record Date, your shares were held not in your name, but on your behalf by a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that nominee. Those shares will be reported as being held by the nominee (e.g., your brokerage firm) in the system of record used for identifying stockholders. As a beneficial owner of the shares, you are invited to attend the Annual Meeting, and you have the right to direct your brokerage firm, bank, or other nominee how to vote the shares in your account. Please refer to the voting instructions provided by your broker, bank, or other nominee. Many brokers, banks, or other nominees enable beneficial owners to give voting instructions by telephone or over the internet as well as in writing. You are also welcome to attend the Annual Meeting and vote online during the meeting. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in, and vote at the Annual Meeting with the 16-digit control number indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. Follow the instructions from your brokerage firm, bank, or other nominee included with your proxy materials, or contact your brokerage firm, bank, or other nominee to request a voting instruction form. You may access the meeting and vote by logging in with your control number at www.virtualshareholdermeeting.com/SNOW2026.

Snowflake Inc. 2026 Proxy Statement	77

ADDITIONAL INFORMATION ABOUT THE ANNUAL MEETING	TABLE OF CONTENTS
WILL A LIST OF RECORD STOCKHOLDERS AS OF THE RECORD DATE BE AVAILABLE?
For the ten days ending the day prior to the Annual Meeting, a list of stockholders of record as of the Record Date will be available upon request via IR@snowflake.com for examination by any stockholder for any purpose relating to the Annual Meeting.

HOW DO I ATTEND AND ASK QUESTIONS DURING THE ANNUAL MEETING?
We will be hosting the Annual Meeting via live webcast only. You can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/SNOW2026 by logging in with your control number. The meeting will start at 9:00 a.m., Pacific Time, on Monday, June 29, 2026. We recommend that you log in a few minutes before 9:00 a.m., Pacific Time, to ensure you are present when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to attend the Annual Meeting, you will need your control number, which is included in the Notice or on your proxy card if you are a stockholder of record. If you are the beneficial owner of your shares, your control number is included with your voting instruction form and voting instructions received from your brokerage firm, bank, or other nominee. Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/SNOW2026.
If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/SNOW2026 using your control number, type your question into the “Ask a Question” field, and click “Submit.” When you log into the Annual Meeting, please review our Rules of Conduct, which have been prepared to ensure a productive and efficient meeting that is fair to all stockholders in attendance. We will answer as many questions as possible in the time allotted for the Annual Meeting. We will only answer questions that are submitted in accordance with the Rules of Conduct and are relevant to an agenda item to be voted on by stockholders at the Annual Meeting. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

HOW DO I VOTE?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote (i) online during the Annual Meeting or (ii) in advance of the Annual Meeting by proxy through the internet, by telephone, or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend online and vote during the meeting. In such case, your previously submitted proxy will be disregarded. For more information, see the question below titled “Can I change my vote or revoke my proxy after submitting a proxy?”
•To vote in advance of the Annual Meeting (i) through the internet, go to www.proxyvote.com to complete an electronic proxy card, or (ii) by telephone, call 1-800-690-6903. You will be asked to provide the control number from the Notice, proxy card, or instructions that accompanied your proxy materials. Votes over the internet or by telephone must be received by 11:59 p.m., Eastern Time on June 28, 2026 to be counted.
•To vote in advance of the Annual Meeting using a printed proxy card, simply complete, sign, and date the proxy card and return it promptly in the envelope provided. If you return your signed and dated proxy card to us by 11:59 p.m., Eastern Time on June 28, 2026, we will vote your shares as you direct.
•To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/SNOW2026, starting at 9:00 a.m., Pacific Time, on Monday, June 29, 2026. You will need to enter the 16-digit control number located on the Notice, on your proxy card, or in the instructions that accompanied your proxy materials. The webcast will open 15 minutes before the start of the Annual Meeting.

78	Snowflake Inc. 2026 Proxy Statement

TABLE OF CONTENTS	ADDITIONAL INFORMATION ABOUT THE ANNUAL MEETING
Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee
If you are a beneficial owner of shares held on your behalf by a brokerage firm, bank, or other nominee, you should have received a Notice and voting instructions from that nominee rather than from us. To vote online during the Annual Meeting or direct such nominee how to vote your shares in advance of the Annual Meeting, you must follow the instructions from such nominee.

WHAT IF I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE ANNUAL MEETING?
If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/SNOW2026.

HOW MANY VOTES DO I HAVE?
On each matter to be voted upon, each holder of shares of our common stock will have one vote per share held as of the close of business on the Record Date.

WHAT IF ANOTHER MATTER IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING?
Our Board of Directors does not intend to bring any other matters to be voted on at the Annual Meeting, and currently knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

CAN I VOTE MY SHARES BY FILLING OUT AND RETURNING THE NOTICE?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, request paper copies of the proxy materials, and vote in advance by telephone or by using a printed proxy card, or attend and vote online at the Annual Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.

Snowflake Inc. 2026 Proxy Statement	79

ADDITIONAL INFORMATION ABOUT THE ANNUAL MEETING	TABLE OF CONTENTS
CAN I CHANGE MY VOTE OR REVOKE MY PROXY AFTER SUBMITTING A PROXY?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:
•Submit another properly completed proxy card with a later date;
•Grant a subsequent proxy by telephone or through the internet;
•Send a timely written notice that you are revoking your proxy to our Secretary via email at generalcounsel@snowflake.com; or
•Attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, change your vote or revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you are a beneficial owner and your shares are held in “street name” on your behalf by a brokerage firm, bank, or other nominee, you should follow the instructions provided by that nominee to change your vote. Your most current vote is the one that will be counted.

IF I AM A STOCKHOLDER OF RECORD AND I DO NOT VOTE, OR IF I RETURN A PROXY CARD OR OTHERWISE VOTE WITHOUT GIVING SPECIFIC VOTING INSTRUCTIONS, WHAT HAPPENS?
If you are a stockholder of record and do not vote through the internet, by telephone, by returning a signed and dated proxy card, or online during the Annual Meeting, your shares will not be voted and will not be counted towards the quorum requirement.
If you return a signed and dated proxy card without marking voting selections, your shares will be voted in accordance with the recommendations of our Board of Directors:
•“FOR” the election of Teresa Briggs, Mark D. McLaughlin, and Sridhar Ramaswamy as Class III directors;
•“FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers;
•“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending January 31, 2027; and
•“AGAINST” the non-binding stockholder proposal requesting majority vote for director elections.
If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

IF I AM A BENEFICIAL OWNER OF SHARES HELD IN “STREET NAME” AND I DO NOT PROVIDE MY BROKERAGE FIRM, BANK, OR OTHER NOMINEE WITH VOTING INSTRUCTIONS, WHAT HAPPENS?
If you are a beneficial owner of shares held in “street name” and you do not instruct your brokerage firm, bank, or other nominee how to vote your shares, your shares will be considered “uninstructed” and the question of whether your nominee will be able to vote your shares depends on whether, pursuant to the rules and interpretations of the NYSE, the proposal is deemed to be a “routine” matter or a “non-routine” matter. Brokerage firms, banks, and other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are characterized by the NYSE as “routine,” but not with respect to matters characterized as “non-routine.” Under the NYSE rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as elections of directors (even if not contested), mergers, stockholder proposals, executive compensation, and certain corporate governance proposals, even if such proposals are management-supported.

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TABLE OF CONTENTS	ADDITIONAL INFORMATION ABOUT THE ANNUAL MEETING
Proposals One, Two, and Four are considered to be “non-routine,” meaning that your brokerage firm, bank, or other nominee may not vote your shares on those proposals in the absence of your voting instructions, which would result in a “broker non-vote” and have the effect described under the section titled “How Many Votes Are Needed to Approve Each Proposal” below. Proposal Three is considered to be “routine,” meaning that if you do not return voting instructions to your brokerage firm, bank, or other nominee by its deadline, your shares may be voted on Proposal Three by your brokerage firm, bank, or nominee in its discretion. Please instruct your brokerage firm, bank, or other nominee to ensure that your vote will be counted.

If you are a beneficial owner of shares held in street name and do not plan to attend the Annual Meeting, you must provide voting instructions to your brokerage firm, bank, or other nominee by the deadline provided in the materials you receive from your nominee to ensure your shares are voted in the way you prefer.

WHAT ARE “BROKER NON-VOTES”?
As discussed above, when a beneficial owner of shares held in “street name” does not give voting instructions to the brokerage firm, bank, or other nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the brokerage firm, bank, or other nominee cannot vote the shares. When there is at least one “routine” matter that the broker, bank or other nominee votes on, the shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” Proposals One, Two, and Four are “non-routine” and, therefore, broker non-votes may occur in connection with these proposals. Even with respect to routine matters, some brokers choose not to exercise discretionary voting authority.

HOW ARE VOTES COUNTED?
The inspector of election for the Annual Meeting will separately count:
•For the proposed election of the three Class III directors, votes “FOR,” votes to “WITHHOLD,” and broker non-votes;
•For the proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers, votes “FOR,” votes “AGAINST,” abstentions, and broker non-votes;
•For the proposal to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending January 31, 2027, votes “FOR,” votes “AGAINST,” and abstentions; and
•For the non-binding stockholder proposal requesting majority vote for director elections, if properly presented at the Annual Meeting, votes “FOR,” votes “AGAINST,” abstentions, and broker non-votes.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?
Proposal One
Directors are elected by a plurality of the votes of the shares present or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors. “Plurality” means that the three nominees for Class III director who receive the largest number of votes cast “FOR” their election will be elected as directors. As a result, any shares not voted “FOR” a particular nominee, whether as a result of a “WITHHOLD” vote or a broker non-vote, will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR” or “WITHHOLD” your vote on any of the nominees for election as a director.

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ADDITIONAL INFORMATION ABOUT THE ANNUAL MEETING	TABLE OF CONTENTS
Proposal Two
The approval of the compensation of our named executive officers on a non-binding, advisory basis requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions are considered shares present and entitled to vote on this proposal and will therefore have the same effect as a vote “AGAINST” this proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal. Because this proposal is an advisory vote, the result will not be binding on our Board of Directors or our Company. Our Board of Directors and our Compensation Committee, however, will consider the outcome of the vote when determining the future compensation of our named executive officers.
Proposal Three
The ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending January 31, 2027 requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions are considered shares present and entitled to vote on this proposal and will therefore have the same effect as a vote “AGAINST” this proposal. Since this proposal is considered to be a “routine” matter, your brokerage firm, bank or other nominee will have discretionary authority to vote on this proposal. Broker non-votes are not expected for this proposal.
Proposal Four
The approval of the non-binding stockholder proposal requesting majority vote for director elections requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions are considered shares present and entitled to vote on this proposal and will therefore have the same effect as a vote “AGAINST” this proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal. Because this proposal is precatory, the result will not be binding on our Board of Directors or our Company.

WHAT IS THE QUORUM REQUIREMENT?
A quorum of stockholders is necessary to transact business at the Annual Meeting. The presence by remote communication or by proxy of the holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote at the Annual Meeting shall constitute a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank, or other nominee) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Annual Meeting may be adjourned by the chairperson of the Annual Meeting or the vote of the holders of a majority of the voting power of the shares represented at the Annual Meeting and entitled to vote thereon.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?
We expect that preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

82	Snowflake Inc. 2026 Proxy Statement

TABLE OF CONTENTS	ADDITIONAL INFORMATION ABOUT THE ANNUAL MEETING
WHEN ARE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR’S ANNUAL MEETING?
Requirements for stockholder proposals to be considered for inclusion in our proxy statement
To be considered for inclusion in our proxy statement for the 2027 Annual Meeting of Stockholders, stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, must be submitted in writing to our Secretary at 135 Constitution Drive, Menlo Park, California 94025, Attention: Secretary. Such proposals must be received by us by the close of business (5:00 p.m., Pacific Time) on January 18, 2027 and must comply with the requirements of Rule 14a-8. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.
Requirements for stockholder proposals to be otherwise brought before next year's annual meeting
Our Bylaws provide that, for stockholder proposals that are not to be included in our proxy statement pursuant to Rule 14a-8 to be considered at an annual meeting of stockholders, stockholders must give timely advance written notice thereof to our Secretary at 135 Constitution Drive, Menlo Park, California 94025, Attention: Secretary. In order to be considered timely, notice of a director nomination or proposal of other business for consideration at the 2027 Annual Meeting of Stockholders (other than a stockholder proposal pursuant to Rule 14a-8) must be received by our Secretary in writing not later than the close of business on March 31, 2027 nor earlier than the close of business on March 1, 2027. However, if our 2027 Annual Meeting of Stockholders is not held between May 30, 2027 and July 29, 2027, the notice must be received (A) not earlier than the close of business on the 120th day prior to the 2027 Annual Meeting of Stockholders, and (B) not later than the close of business on the later of the 90th day prior to the 2027 Annual Meeting of Stockholders or, if later than the 90th day prior to the 2027 Annual Meeting of Stockholders, the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting is first made. Any such notice to the Secretary must include the information required by our Bylaws (including, with respect to director nominations, information required by Rule 14a-19 under the Exchange Act). If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

WHO IS PAYING FOR THIS PROXY SOLICITATION?
We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokerage firms, banks, and other nominees for the cost of forwarding proxy materials to beneficial owners. If you choose to access the proxy materials and/or vote over the internet, you are responsible for any internet access charges you may incur.

Snowflake Inc. 2026 Proxy Statement	83

ADDITIONAL INFORMATION ABOUT THE ANNUAL MEETING	TABLE OF CONTENTS
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokerage firms) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single copy of the Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokerage firms with account holders who are our stockholders will likely be “householding” our proxy materials. A single copy of the Notice or other Annual Meeting materials, as applicable, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your brokerage firm that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify us that you wish to receive separate copies of the materials. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of the Notice or other Annual Meeting Materials, please notify your brokerage firm or us. Direct your written request to us at 135 Constitution Drive, Menlo Park, California 94025, Attention: Secretary, via email at IR@snowflake.com, or call (844) 766-9355, and we will promptly deliver a separate copy of the materials to you. Stockholders who currently receive multiple copies of the Notice at their addresses and would like to request “householding” of their communications should contact their brokerage firm.

84	Snowflake Inc. 2026 Proxy Statement

OTHER
MATTERS
FORWARD-LOOKING STATEMENTS
This document contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical fact included in this document are forward-looking statements, including statements about our Board of Directors, corporate governance practices, executive compensation program, and equity compensation utilization. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in this document. Such risks, uncertainties and other factors include those identified in the 2026 Annual Report and other subsequent documents we file with the SEC. Snowflake expressly disclaims any obligation to update or alter any forward-looking statements whether as a result of new information, future events or otherwise, except as required by any applicable law or regulations.
WEBSITE REFERENCES
Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of this document.
OTHER BUSINESS
Our Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with his or her best judgment.
May 18, 2026

We have filed our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this Proxy Statement and our Annual Report on Form 10-K at www.investors.snowflake.com. A copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, including the financial statements and financial statement schedules, will be provided without charge upon written request to us via email at IR@snowflake.com.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 29, 2026:
The Notice of Annual Meeting, Proxy Statement, and 2026 Annual Report are available at www.proxyvote.com.

Snowflake Inc. 2026 Proxy Statement	85

APPENDIX A
STATEMENT REGARDING USE OF
NON-GAAP FINANCIAL MEASURES
This Proxy Statement includes the following non-GAAP financial measure, which should be viewed as an addition to, and not a substitute for or superior to, financial measures calculated in accordance with GAAP.
•Non-GAAP Free Cash Flow. Free cash flow is defined as net cash provided by operating activities reduced by purchases of property and equipment and capitalized software development costs. Cash outflows for employee payroll tax items related to the net share settlement of equity awards are included in cash flow for financing activities and, as a result, do not have an effect on the calculation of free cash flow. We believe this measure provides useful supplemental information to investors because it is an indicator of the strength and performance of our core business operations.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our presentation of non‑GAAP financial measures may not be comparable to similar measures used by other companies. We encourage stockholders to carefully consider our results under GAAP, as well as our supplemental non‑GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the table below for the reconciliation of GAAP and non‑GAAP results.
GAAP to Non-GAAP Reconciliation
(in millions)

	Fiscal Year Ended January 31,

	2026	2025

Free cash flow:
GAAP net cash provided by operating activities	$1,221.9	$959.8
Less: purchases of property and equipment	(101.6)	(46.3)
Less: capitalized software development costs	—	(29.4)
Non-GAAP free cash flow	$1,120.3	$884.1
GAAP net cash provided by investing activities	$312.2	$190.6
GAAP net cash used in financing activities	$(1,385.4)	$(226.5)

A-1

snowflake®

SNOWFLAKE INC.
135 CONSTITUTION DRIVE
MENLO PARK, CA 94025

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 28, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SNOW2026**

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 28, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the environmental impact and the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V95856-P47380

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SNOWFLAKE INC.

The Board of Directors recommends you vote FOR each of the following nominees:

1. Election of three Class III Directors for terms expiring in 2029.

Nominees:	**For**	**Withhold**
1a. Teresa Briggs	☐	☐
1b. Mark D. McLaughlin	☐	☐
1c. Sridhar Ramaswamy	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. To approve, on a non-binding advisory basis, the compensation of our named executive officers.	☐	☐	☐
3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2027.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:	**For**	**Against**	**Abstain**
4. To consider and vote on, if properly presented at the meeting, a non-binding stockholder proposal requesting majority vote for director elections.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment, continuation, or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V95857-P47380

SNOWFLAKE INC.
Annual Meeting of Stockholders
June 29, 2026 9:00 AM, Pacific Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Sridhar Ramaswamy, Jeffrey True, and Erika Payne, or any of them, as proxies and attorneys-in-fact, each with the power to act without the other and the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, all of the shares of common stock of Snowflake Inc. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Pacific Time on June 29, 2026, virtually via live webcast at www.virtualshareholdermeeting.com/SNOW2026, and any adjournment, continuation, or postponement thereof, with all powers that the undersigned would possess if present at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made but the card is signed, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournment, continuation, or postponement thereof. In the event that any of the nominees named on the reverse side of this form are unavailable for election or unable to serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors.

Continued and to be signed on reverse side